EXECUTION COPY
                                                                --------------






                         SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                       SUBURBAN PROPANE PARTNERS, L.P.














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                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I
                                   DEFINITIONS

1.1     Definitions.....................................................    1
1.2     Construction....................................................   14

                                   ARTICLE II
                                  ORGANIZATION

2.1     Formation.......................................................   14
2.2     Name............................................................   15
2.3     Registered Office; Registered Agent; Principal Office;
          Other Offices.................................................   15
2.4     Purpose and Business............................................   15
2.5     Powers..........................................................   16
2.6     Power of Attorney...............................................   16
2.7     Term............................................................   17
2.8     Title to Partnership Assets.....................................   17

                                   ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

3.1     Limitation of Liability.........................................   17
3.2     Management of Business..........................................   17
3.3     Outside Activities of the Limited Partners......................   18
3.4     Rights of Limited Partners......................................   18

                                   ARTICLE IV
        CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
                       REDEMPTION OF PARTNERSHIP INTERESTS

4.1     Certificates....................................................   19
4.2     Mutilated, Destroyed, Lost or Stolen Certificates...............   19
4.3     Record Holders..................................................   19
4.4     Transfer Generally..............................................   20
4.5     Registration and Transfer of Units..............................   20
4.6     Transfer of a General Partner's Partnership Interest............   21
4.7     Transfer of Incentive Distribution Rights.......................   21
4.8     [Deleted.]......................................................   21
4.9     Restrictions on Transfers.......................................   21
4.10    Citizenship Certificates; Non-citizen Assignees.................   22
4.11    Redemption of Partnership Interests of Non-citizen Assignees....   22

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                                    ARTICLE V
           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

5.1     Organizational Contributions....................................   23
5.2     Redemption of Subordinated Units and APUs.......................   24
5.3     Issuance of General Partner Units...............................   24
5.4     Interest and Withdrawal.........................................   24
5.5     Capital Accounts................................................   24
5.6     Issuances of Additional Partnership Securities..................   26
5.7     Limitations on Issuance of Additional Partnership Securities....   26
5.8     Conversion of Incentive Distribution Rights.....................   27
5.9     Limited Preemptive Rights.......................................   28
5.10    Splits and Combinations.........................................   28
5.11    Fully Paid and Non-Assessable Nature of Limited Partner
          Interests.....................................................   29
5.12    Loans from Partners.............................................   29

                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

6.1     Allocations for Capital Account Purposes........................   29
6.2     Allocations for Tax Purposes....................................   32
6.3     Requirement and Characterization of Distributions;
          Distributions to Record Holders...............................   34
6.4     Distributions of Available Cash from Operating Surplus..........   35
6.5     Distributions of Available Cash from Capital Surplus............   35
6.6     Adjustment of Minimum Quarterly Distribution and
          Target Distribution...........................................   35
6.7     Liquidity Arrangement...........................................   35
6.8     [Deleted.]......................................................   36
6.9     Special Provisions Relating to the Holders of
          Incentive Distribution Rights.................................   36
6.10    Entity-Level Taxation...........................................   36

                                   ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

7.1     Management......................................................   37
7.2     The Board of Supervisors; Election and Appointment;
          Term; Manner of Acting........................................   39
7.3     Nominations of Elected Supervisors..............................   39
7.4     Removal of Members of the Board of Supervisors..................   40
7.5     Resignations of Members of the Board of Supervisors.............   40
7.6     Vacancies on the Board of Supervisors...........................   40
7.7     Meetings; Committees; Chairman..................................   40
7.8     Officers........................................................   41
7.9     Compensation....................................................   42

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7.10    Restrictions on General Partner's and Board of
          Supervisors' Authority........................................   43
7.11    Reimbursement of the General Partner; Employee Benefit Plans....   43
7.12    Outside Activities of the General Partner.......................   44
7.13    Loans from the General Partner; Contracts with Affiliates;
          Certain Restrictions on the General Partner...................   44
7.14    Indemnification.................................................   46
7.15    Liability of Indemnitees........................................   47
7.16    Resolution of Conflicts of Interest.............................   47
7.17    Other Matters Concerning the General Partner and
          the Board of Supervisors......................................   49
7.18    Purchase or Sale of Units.......................................   49
7.19    Registration Rights of the General Partner and its Affiliates...   49
7.20    Reliance by Third Parties.......................................   51

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1     Records and Accounting..........................................   51
8.2     Fiscal Year.....................................................   52
8.3     Reports.........................................................   52

                                   ARTICLE IX
                                   TAX MATTERS

9.1     Tax Returns and Information.....................................   52
9.2     Tax Elections...................................................   52
9.3     Tax Controversies...............................................   52
9.4     Withholding.....................................................   53

                                    ARTICLE X
                              ADMISSION OF PARTNERS

10.1    Admission of Initial Limited Partners...........................   53
10.2    Admission of Substituted Limited Partners.......................   53
10.3    Admission of Successor General Partner..........................   53
10.4    Admission of Additional Limited Partners........................   54
10.5    Amendment of Agreement and Certificate of Limited Partnership...   54

                                   ARTICLE XI
                        WITHDRAWAL OR REMOVAL OF PARTNERS

11.1    Withdrawal of the General Partner...............................   54
11.2    Removal of the General Partner..................................   55
11.3 Interest of Departing Partner and Successor General Partner; Delegation of Authority to the Board of Supervisors by
          Successor General Partner.....................................   56

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11.4    [Deleted.]......................................................   57
11.5    Withdrawal of Limited Partners..................................   57

                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

12.1    Dissolution.....................................................   57
12.2    Continuation of the Business of the Partnership After
          Dissolution...................................................   57
12.3    Liquidator......................................................   58
12.4    Liquidation.....................................................   58
12.5    Cancellation of Certificate of Limited Partnership..............   59
12.6    Return of Capital Contributions.................................   59
12.7    Waiver of Partition.............................................   59
12.8    Capital Account Restoration.....................................   59

                                  ARTICLE XIII
            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1    Amendment to be Adopted Solely by the Board of Supervisors......   59
13.2    Amendment Procedures............................................   60
13.3    Amendment Requirements..........................................   60
13.4    Tri-Annual and Special Meetings.................................   61
13.5    Notice of a Meeting.............................................   61
13.6    Record Date.....................................................   61
13.7    Adjournment.....................................................   62
13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes......   62
13.9    Quorum..........................................................   62
13.10   Conduct of a Meeting............................................   62
13.11   Action Without a Meeting........................................   63
13.12   Voting and Other Rights.........................................   63

                                   ARTICLE XIV
                                     MERGER

14.1    Authority.......................................................   63
14.2    Procedure for Merger or Consolidation...........................   63
14.3    Approval by Limited Partners of Merger or Consolidation.........   64
14.4    Certificate of Merger...........................................   64
14.5    Effect of Merger................................................   65

                                   ARTICLE XV
                             RIGHT TO ACQUIRE UNITS

15.1    Right to Acquire Units..........................................   65

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                                   ARTICLE XVI
                               GENERAL PROVISIONS

16.1    Addresses and Notices...........................................   66
16.2    Further Action..................................................   67
16.3    Binding Effect..................................................   67
16.4    Integration.....................................................   67
16.5    Creditors.......................................................   67
16.6    Waiver..........................................................   67
16.7    Counterparts....................................................   67
16.8    Applicable Law..................................................   67
16.9    Invalidity of Provisions........................................   67
16.10   Consent of Partners.............................................   67
Exhibit A -- Form of Certificate Evidencing Common Unit.................   69


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                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         SUBURBAN PROPANE PARTNERS, L.P.

    THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SUBURBAN PROPANE PARTNERS, L.P. dated as of May 26, 1999, is entered into by and among SUBURBAN ENERGY SERVICES GROUP LLC, a Delaware limited liability company, as the General Partner, and those Persons who are or become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                              R E C I T A L S :

    WHEREAS, Suburban Propane GP, Inc., a Delaware corporation and the initial general partner of the Partnership (the 'Initial General Partner'), and certain other parties organized the Partnership as a Delaware limited partnership pursuant to an Amended and Restated Agreement of Limited Partnership dated as of March 4, 1996 (the 'Original Agreement'); and

    WHEREAS, the Partnership, the Operating Partnership, the Initial General Partner, Millennium and the General Partner have entered into that Amended and Restated Recapitalization Agreement dated as of March 15, 1999 (the 'Recapitalization Agreement') providing for a recapitalization of the Partnership (the 'Recapitalization') that includes, among other things, (i) the redemption of all outstanding Subordinated Units and APUs, (ii) certain amendments to the Original Agreement and the Original Operating Partnership Agreement, (iii) the termination of the Distribution Support Agreement, (iv) the purchase by the General Partner of the general partner interest in the Partnership and the Operating Partnership and the Incentive Distribution Rights pursuant to that Purchase Agreement dated as of November 27, 1998, as amended (the 'Purchase Agreement'), among the Initial General Partner, Millennium and the General Partner, and (v) the election of Suburban Energy Services Group LLC as the successor general partner of the Partnership and the Operating Partnership; and

    WHEREAS, the Recapitalization has been submitted to, and approved by the requisite vote of, the Limited Partners; and

    WHEREAS, the Board of Supervisors has the authority to adopt certain amendments to this Agreement relating to the Recapitalization without the approval of any Limited Partner or Assignee to reflect, among other things, a change that, in the discretion of the Board of Supervisors, does not adversely affect the Limited Partners in any material respect.

    NOW, THEREFORE, the Original Agreement is hereby amended and restated in its entirety as follows:

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                                  ARTICLE I
                                 DEFINITIONS

1.1 DEFINITIONS.

    The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

    'ACQUISITION' means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such transaction.

    'ADDITIONAL BOOK BASIS' means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

         (i) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

        (ii) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership's Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (ii) to such Book-Down Event).

    'ADDITIONAL BOOK BASIS DERIVATIVE ITEMS' means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the 'Excess Additional Book Basis'), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

    'ADDITIONAL LIMITED PARTNER' means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

    'ADJUSTED CAPITAL ACCOUNT' means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by

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any amounts that such Partner is obligated to restore under the standards set by
Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(e)(i) or 6.1(e)(ii)). The foregoing definition of Adjusted Capital Account is intended
to   comply   with   the    provisions    of   Treasury    Regulation    Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The 'Adjusted Capital Account' of a Partner in respect of a General Partner Unit, a Common Unit, or an Incentive Distribution Right or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such General Partner Unit, Common Unit, Incentive Distribution Right or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Unit, Common Unit, Incentive Distribution Right or other interest was first issued.

    'ADJUSTED OPERATING SURPLUS' means, with respect to any period, Operating Surplus generated during such period as adjusted to (a) exclude Operating Surplus attributable to (i) any net increase in working capital borrowings during such period, (ii) any net reduction in cash reserves for Operating Expenditures during such period not relating to an Operating Expenditure during such period and (iii) any distributions to the Partnership from the Management Cash Reserve and (b) include (i) any net decrease in working capital borrowings during such period and (ii) any net increase in cash reserves for Operating Expenditures during such period required by any debt instrument for the subsequent repayment of principal, interest or premium on indebtedness. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

    'ADJUSTED PROPERTY' means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

    'AFFILIATE' means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term 'control' means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

    'AGGREGATE REMAINING NET POSITIVE ADJUSTMENTS' means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

    'AGREED ALLOCATION' means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of
Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term 'Agreed Allocation' is used).

    'AGREED VALUE' of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Supervisors using such reasonable method of valuation as it may adopt. The Board of Supervisors shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

    'AGREEMENT'  means this Second  Amended and  Restated  Agreement  of Limited
Partnership  of  Suburban  Propane  Partners,   L.P.,  as  it  may  be  amended,
supplemented or restated from time to time.

    'APPOINTED SUPERVISORS' means the two members of the Board of Supervisors appointed by the General Partner in accordance with the provisions of Article VII.

    'APUs' means the APUs issued to the Initial General Partner in exchange for a cash contribution pursuant to the Distribution Support Agreement.

    'ASSIGNEE' means a Non-citizen Assignee or a Person to whom one or more Units representing a Limited Partner Interest have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

    'ASSOCIATE' means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

    'AUDIT COMMITTEE' means a committee of the Board of Supervisors of the Partnership composed of two or more of the Elected Supervisors then serving.

    'AVAILABLE CASH' means, with respect to any Quarter ending prior to the Liquidation Date,

    (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from borrowings for working capital purposes (including pursuant to Section 6.7) and from distributions from the Management Cash Reserve subsequent to the end of such Quarter, less

    (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Supervisors to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 in respect of any one or more of the next four Quarters; provided, however, that the Board of Supervisors may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of Supervisors so determines.

    Notwithstanding the foregoing, 'Available Cash' with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

    'BOARD OF SUPERVISORS' shall mean the five-member board of supervisors of the Partnership, composed of the two Appointed Supervisors and three Elected Supervisors appointed or elected, as the case may be, in accordance with the provisions of Article VII, to whom the General Partner irrevocably delegates, and in which is vested, pursuant to Section 7.1, and subject to Section 7.10, the power to manage the business and activities of the Partnership. The Board of Supervisors shall constitute a committee with the meaning of Section 17-303(b)(7) of the Delaware Act.

    'BOOK BASIS DERIVATIVE ITEMS' means any item of income, deduction, gain, or loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

    'BOOK-DOWN EVENT' means an event which triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

    'BOOK-TAX DISPARITY' means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section
5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

    'BOOK-UP EVENT' means an event which triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

    'BUSINESS DAY' means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or New Jersey shall not be regarded as a Business Day.

    'CAPITAL ACCOUNT' means the capital account maintained for a Partner pursuant to Section 5.5. The 'Capital Account' of a Partner in respect of a General Partner Unit, a Common Unit, an Incentive Distribution Right or any other Partnership Interest shall be the amount which such Capital Account would be if such General Partner Unit, Common Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Unit, Common Unit, Incentive Distribution Right or other Interest was first issued.

    'CAPITAL CONTRIBUTION' means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes or has contributed to the Partnership pursuant to this Agreement (or the Original Agreement) or the Contribution and Conveyance Agreement.

    'CAPITAL IMPROVEMENTS' means (a) additions or improvements to the capital assets owned by any Group Member or (b) the acquisition of existing or the construction of new capital assets (including retail distribution outlets, propane tanks, pipeline systems, storage facilities and related assets), made to increase the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

    'CAPITAL SURPLUS' has the meaning assigned to such term in Section 6.3(a).

    'CAPITALIZED LEASE OBLIGATIONS' means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligations are accounted for as a capital lease on a balance sheet under U.S. GAAP; for the purpose hereof the amount of such obligations shall be the capitalized amount reflected on such balance sheet.

    'CARRYING VALUE' means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Board of Supervisors.

    'CAUSE' means a court of competent jurisdiction has entered a final, non-appealable judgment finding a Person liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership or as a member of the Board of Supervisors, as the case may be.

    'CERTIFICATE' means a certificate, (a) substantially in the form of Exhibit A to this Agreement, (b) issued in global form in accordance with the rules and regulations of the Depositary or (c) in such other form as may be adopted by the Board of Supervisors in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the Board of Supervisors in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Interests.

    'CERTIFICATE OF LIMITED PARTNERSHIP' means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

    'CITIZENSHIP CERTIFICATION' means a properly completed certificate in such form as may be specified by the Board of Supervisors by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

    'CLAIM' has the meaning assigned to such term in Section 7.19(c).

    'CLOSING' has the meaning assigned to such term in the Recapitalization Agreement.

    'CLOSING DATE' means the date on which the Closing occurs.

    'CLOSING PRICE' has the meaning assigned to such term in Section 15.1(a).

    'CODE' means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

    'COMBINED  INTEREST'  has  the  meaning  assigned  to such  term in  Section
11.3(a).

    'COMMON UNITHOLDER' means a Unitholder holding Common Units.

    'COMMISSION' means the United States Securities and Exchange Commission.

    'COMMITTED AMOUNT' means the borrowing availability required under the Liquidity Arrangement determined as follows: (a) with respect to the period commencing on the Closing Date and ending on the distribution date for the Quarter ending December 31, 2000, $22.0 million reduced by any amounts subsequently borrowed under Sections 6.7(b) and (b) with respect to the period commencing on the day after the distribution date for the Quarter ending December 31, 2000 and ending on the distribution date for the Quarter ending March 31, 2001, the lesser of (i) $11.6 million and (ii) $22.0 million, less any amounts previously borrowed under Section 6.7(b), in each case in this clause
(b), reduced by any amounts subsequently borrowed under Section 6.7(b).

    'COMMON UNIT' means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

    'COMMON UNIT ARREARAGE' means, with respect to any Common Unit, whenever issued, as to any Quarter through the Quarter ending March 31, 2001, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to such Common
Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to such Common Unit in respect of such Quarter pursuant to Section 6.4(a).

    'COMPENSATION DEFERRAL PLAN' means the Compensation Deferral Plan of the Partnership and the Operating Partnership effective as of the date of this Agreement.

    'CONTRIBUTED PROPERTY' means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

    'CONTRIBUTION AND CONVEYANCE AGREEMENT' means that certain Contribution, Conveyance and Assumption Agreement, dated as of March 4, 1996, among the Initial General Partner, the Partnership, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

    'CUMULATIVE COMMON UNIT ARREARAGE' means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters through the Quarter ending March 31, 2001 ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(b) and the second sentence of Section 6.5 with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

    'CONVERSION  NOTICE'  has  the  meaning  assigned  to such  term in  Section
5.8(a).

    'CURATIVE ALLOCATION' means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(e)(xi).

    'CURRENT MARKET PRICE' has the meaning assigned to such term in Section 15.1(a).

    'DELAWARE ACT' means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. 'SS'17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

    'DEPARTING PARTNER' means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2, including the Initial General Partner from and after the Closing.

    'DEPOSITARY' means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

    'DISTRIBUTION SUPPORT AGREEMENT' means the Distribution Support Agreement dated as of March 5, 1996 among the Partnership, the Initial General Partner and Hanson America Inc.

    'ECONOMIC  RISK  OF LOSS' has the meaning  set forth in Treasury  Regulation
Section 1.752-2(a).

    'ELECTED SUPERVISORS' means the three members of the Board of Supervisors who are elected or appointed as such in accordance with the provisions of
Article VII and who may not be employees, officers or directors of the General Partner, any Group Member or any Affiliate of the General Partner or any Group Member.

    'ELIGIBLE CITIZEN' means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

    'EVENT OF WITHDRAWAL' has the meaning assigned to such term in Section 11.1(a).

    'GENERAL   PARTNER'  means  Suburban  Energy  Services  Group  LLC  and  its successors as general partner of the Partnership.

    'GENERAL PARTNER INTEREST' means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by

General Partner Units and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

    'GENERAL PARTNER UNIT' means a Unit representing a fractional part of the General Partner Interest and having the rights and obligations specified with respect to the General Partner Interest.

    'GENERAL PARTNER UNITHOLDER' mean s a Unitholder holding General Partner Units.

    'GROUP' means a Person which, with or through any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

    'GROUP MEMBER' means a member of the Partnership Group.

    'HOLDER',  as used in Section 7.19, has the meaning assigned to such term in
Section 7.19(a).

    'INCENTIVE DISTRIBUTION RIGHT' means a non-voting, limited partner Partnership Interest, which shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of holders of a Partnership Interest).

    'INDEBTEDNESS', as used in Section 7.10(b), means, as applied to any Person, without duplication, any indebtedness, exclusive of deferred taxes, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with U.S. GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (iv) any Capitalized Lease Obligations of such Person; and (v) Indebtedness of others guaranteed by such Person, including, without limitation, every obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, or (B) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

    'INDEMNIFIED PERSONS' has the meaning assigned to such term in Section 7.19(c).

    'INDEMNITEE' means (a) the members of the Board of Supervisors or the members of the board of supervisors of the Operating Partnership or any other Group Member, (b) the General Partner, any Departing Partner and any Person who is or was an Affiliate of the General Partner or any Departing Partner, (c) any Person who is or was a member, partner, director, officer, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner and
(d) any Person who is or was serving at the request of the Board of Supervisors, the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

    'INITIAL CLOSING DATE' means March 5, 1996.

    'INITIAL COMMON UNITS' means the Common Units sold in the Initial Offering.

    'INITIAL GENERAL PARTNER' has the meaning assigned to such term in the Recitals to this Agreement.

    'INITIAL LIMITED PARTNERS' means the Initial General Partner (with respect to the Subordinated Units and Incentive Distribution Rights) and the Initial Underwriters, in each case admitted to the Partnership in accordance with
Section 10.1.

    'INITIAL OFFERING' means the initial offering and sale of Common Units to the public on March 5, 1996, as described in the Initial Registration Statement.

    'INITIAL OPTION CLOSING DATE' means March 21, 1996.

    'INITIAL REGISTRATION STATEMENT' means the Registration Statement on Form S-1 (Registration No. 33-80605) filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Initial Common Units in the Initial Offering as declared effective by the Commission and as amended or supplemented from time to time.

    'INITIAL UNDERWRITER' means each Person named as an underwriter in the Initial Offering.

    'INITIAL UNIT PRICE' means (a) with respect to the Common Units and the General Partner Units, $20.50, and (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the Board of Supervisors, in each case adjusted as the Board of Supervisors determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

    'INTERIM CAPITAL TRANSACTIONS' means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by any Group Member, (b) sales of equity interests by any Group Member, and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other current assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

    'LIMITED PARTNER' means, unless the context otherwise requires, (a) each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, (b) each holder of an Incentive Distribution Right and (c) solely for purposes of Articles V, VI, VII and IX and Sections 12.3 and 12.4, each Assignee.

    'LIMITED PARTNER INTEREST' means the ownership interest of a Limited Partner in the Partnership which is evidenced by Common Units or Incentive Distribution Rights or other Partnership Securities and includes any and all benefits to which a Limited Partner is entitled as provided in this Agreement, together with all obligations of a Limited Partner to comply with the terms and provisions of this Agreement.

    'LIQUIDATION DATE' means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Common Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

    'LIQUIDATION TARGET AMOUNT' means, with respect to each Common Unit, the sum of (a) its Unrecovered Capital plus (b) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a) with respect to such Common Unit for such Quarter plus (c) any then existing Cumulative Common Unit Arrearages plus
(d) the excess of the Target Distribution for each Quarter of the Partnership's existence over the cumulative per Unit amount of any distributions of Available Cash from Operating Surplus that was distributed pursuant to Section 6.4(c).

    'LIQUIDATOR' means one or more Persons selected by the Board of Supervisors to perform the functions described in Section 12.3.

    'LIQUIDITY ARRANGEMENT' has the meaning assigned to such term in Section 6.7(a).

    'MANAGEMENT CASH RESERVE' means any cash distributed to the Partnership by the Plan Trustee pursuant to Section 9.1(c) of the Compensation Deferral Plan as in effect on the date hereof.

    'MERGER AGREEMENT' has the meaning assigned to such term in Section 14.1.

    'MILLENNIUM' means Millennium Petrochemicals Inc., a Virginia corporation and the sole stockholder of the Initial General Partner.

    'MINIMUM QUARTERLY DISTRIBUTION' means $0.50 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.

    'NATIONAL SECURITIES EXCHANGE' means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

    'NET AGREED VALUE' means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

    'NET INCOME' means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(e); provided that the determination of the items that have been specially allocated under Section 6.1(e) shall be made as if Section 6.1(e)(xii) were not in the Agreement.

    'NET LOSS' means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(e); provided that the determination of the items that have been specially allocated under Section 6.1(e) shall be made as if Section 6.1(e)(xii) were not in the Agreement.

    'NET POSITIVE ADJUSTMENTS' means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

    'NET TERMINATION GAIN' means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(e).

    'NET TERMINATION LOSS' means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(e).

    'NON-CITIZEN ASSIGNEE' means a Person whom the Board of Supervisors has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.10.

    'NONRECOURSE BUILT-IN GAIN' means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

    'NONRECOURSE DEDUCTIONS' means any and all items of loss, deduction or expenditures (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

    'NONRECOURSE LIABILITY' has  the  meaning  set  forth in Treasury Regulation
Section 1.752-1(a)(2).

    'NOTICE OF ELECTION TO PURCHASE'  has the meaning  assigned to such  term in
Section 15.1(b).

    'OFFICERS' means the Chairman of the Board of Supervisors (unless the Board of Supervisors provides otherwise), the Vice Chairman of the Board of Supervisors (unless the Board of Supervisors provides otherwise), the President, any Vice Presidents, the Secretary, the Treasurer, any Assistant Secretaries or Assistant Treasurers, and any other officers of the Partnership appointed by the Board of Supervisors pursuant to Section 7.8.

    'OPERATING EXPENDITURES' means all Partnership Group expenditures, including taxes, reimbursements of the General Partner, debt service payments, and capital expenditures, subject to the following:

    (a) Payments (including prepayments) of principal of and premium on indebtedness shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the Board of Supervisors, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within 180 days before or after such payment to the extent of the principal amount of such indebtedness.

    (b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions, (iii) payment of transaction fees and expenses related to the Recapitalization or (iv) distributions to Partners. Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the Board of Supervisors' good faith allocation among the amounts paid for each shall be conclusive.

    'OPERATING PARTNERSHIP' means Suburban Propane, L.P., a Delaware limited partnership, and any successors thereto.

    'OPERATING PARTNERSHIP AGREEMENT' means the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P., as it may be amended, supplemented or restated from time to time.

    'OPERATING SURPLUS' means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

    (a) the sum of (i) $40 million plus all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Initial Closing Date as adjusted by the post-closing adjustment pursuant to section 6.1(a) of the Contribution and Conveyance Agreement to the extent that any such amount is paid or received by the Partnership after the Initial Closing Date, (ii) all cash receipts of the Partnership Group for the period beginning on the Initial Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from borrowings for working capital purposes (including pursuant to Section 6.7) and from distributions from the Management Cash Reserve, less

     (b) the sum of (i) Operating Expenditures for the period beginning on the Initial Closing Date and ending with the last day of such period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the Board of Supervisors to provide funds for future Operating Expenditures, provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced for purposes of determining Operating Surplus, within such period if the Board of Supervisors so determines.

Notwithstanding the foregoing, 'Operating Surplus' with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

    'OPINION OF COUNSEL' means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of their Affiliates) acceptable to the Board of Supervisors in its reasonable discretion.

    'ORGANIZATIONAL LIMITED PARTNER' means Quantum Chemical Corporation, in its capacity as the organizational limited partner of the Partnership.

    'ORIGINAL AGREEMENT' has the meaning assigned to such term in the Recitals to this Agreement.

    'ORIGINAL OPERATING PARTNERSHIP AGREEMENT' means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of March 4, 1996.

    'OUTSTANDING' means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided, however, that with respect to Sections 7.2(a)(ii) and 7.4(b), if at any time any Person or Group beneficially owns more than 20% of all Common Units then Outstanding, such Common Units so owned in excess of 20% shall not be voted on any matter pursuant to Section 7.2(a)(ii) or 7.4(b) and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter pursuant to Section 7.2(a)(ii) or 7.4(b) (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.

    'PARITY UNITS' means Common Units and all other Units having rights to distributions or in liquidation ranking on a parity with the Common Units.

    'PARTNER NONRECOURSE DEBT' has the meaning  set forth in Treasury Regulation
Section 1.704-2(b)(4).

    'PARTNER NONRECOURSE DEBT MINIMUM GAIN' has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

    'PARTNER NONRECOURSE DEDUCTIONS' means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in

Section  705(a)(2)(B)  of the Code) that, in accordance  with the  principles of
Treasury   Regulation  Section   1.704-2(i),   are  attributable  to  a  Partner
Nonrecourse Debt.

    'PARTNERS' means the General Partner and the Limited Partners.

    'PARTNERSHIP' means Suburban Propane Partners, L.P., a Delaware limited partnership, and any successors thereto.

    'PARTNERSHIP GROUP' means the Partnership, the Operating Partnership and any Subsidiary of either such entity, treated as a single consolidated entity.

    'PARTNERSHIP INTEREST' means an interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

    'PARTNERSHIP MINIMUM GAIN' means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

    'PARTNERSHIP SECURITY' means any class or series of Unit, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that the Partnership may lawfully issue, or any unsecured or secured debt obligation of the Partnership that is convertible into any class or series of equity interests of the Partnership.

    'PERCENTAGE INTEREST' means as of the date of such determination, (a) as to any Partner or Assignee holding Units, the product of (i) 100% less the percentage applicable to clause (b) multiplied by (ii) the quotient of the number of Units held by such Partner or Assignee divided by the total number of all Outstanding Units, and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right shall at all times be zero.

    'PERSON' means an individual or a corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

    'PER UNIT CAPITAL AMOUNT' means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person.

    'PLAN TRUSTEE' means the Trustee of the Benefits Protection Trust of the Partnership that relates to the Compensation Deferral Plan.

    'PRO RATA' means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests, and (c) when modifying holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number of Incentive Distribution Rights held by each such holder.

    'PROXY STATEMENT' means the definitive Proxy Statement of the Partnership on
Schedule 14A under the Securities Exchange Act of 1934, as amended, filed with the Commission for the purpose of soliciting the votes of the Unitholders with respect to the Recapitalization, as it has been or as it may be amended or supplemented from time to time.

    'PURCHASE AGREEMENT' has the meaning assigned to such term in the Recitals to this Agreement.

    'PURCHASE DATE' means the date determined by the Board of Supervisors as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

    'QUARTER' means, unless the context requires otherwise, a fiscal quarter of the Partnership.

    'RECAPITALIZATION' has the meaning assigned to such term in the Recitals to this Agreement.

    'RECAPITALIZATION AGREEMENT' has the meaning assigned to such term in the Recitals to this Agreement.

    'RECAPTURE INCOME' means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary because it represents the recapture of deductions previously taken with respect to such property or asset.

    'RECORD DATE' means the date established by the Board of Supervisors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

    'RECORD HOLDER' means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to a holder of a General Partner Unit, an Incentive Distribution Right or other Partnership Interest, the Person in whose name such General Partner Unit, Incentive Distribution Right or other Partnership Interest is registered on the books which the Board of Supervisors has caused to be kept as of the opening of business on such Business Day.

    'REDEEMABLE   INTERESTS'  means  any  Partnership   Interests  for  which  a
redemption  notice  has been  given,  and has not been  withdrawn,  pursuant  to
Section 4.11.

    'REMAINING NET POSITIVE ADJUSTMENTS' means as of the end of any taxable period, (i) with respect to the Limited Partners holding Common Units, the excess of (a) the Net Positive Adjustments of the Limited Partners holding Common Units as of the end of such period over (b) the sum of those Partners' Share of Additional Book Basis Derivative Items for each prior taxable period,
(ii) with respect to the Partners  holding General Partner Units,  the excess of
(a) the Net Positive Adjustments of the Partners holding General Partner Units as of the end of such period over (b) the sum of those Partners' Share of Additional Book Basis Derivative Items for each prior taxable period, and (iii) with respect to the Limited Partners holding Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the Limited Partners holding Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the Limited Partners holding the Incentive Distribution Rights for each prior taxable period.

    'REQUIRED ALLOCATIONS' means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(c) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(e)(i), 6.1(e)(ii), 6.1(e)(iv), 6.1(e)(vii) or 6.1(e)(ix).

    'RESIDUAL GAIN' or 'RESIDUAL LOSS' means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

    'SECURITIES ACT' means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

    'SHARE OF ADDITIONAL BOOK BASIS DERIVATIVE ITEMS' means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period,
(i) with respect to the Limited Partners holding Common Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as such Partner's Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the Partners holding General Partner Units, the amount that bears the same ratio to such additional Book Basis Derivative Items as such Partners' Remaining Net Positive Adjustments as of the end of such Period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Limited Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Limited Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

    'SPECIAL APPROVAL' means approval by a majority of the members of the Audit Committee.

    'SUBORDINATED UNITS' means the Subordinated Units held by the Initial General Partner immediately prior to the Closing.

    'SUBSIDIARY' means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more
Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

    'SUBSTITUTED LIMITED PARTNER' means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

    'SURVIVING BUSINESS ENTITY' has the meaning assigned to such term in Section 14.2(b).

    'TARGET DISTRIBUTION' means $0.55 per Unit, subject to adjustment in accordance with Sections 6.6 and 6.10.

    'TRADING DAY' has the meaning assigned to such term in Section 15.1(a).

    'TRANSFER' has the meaning assigned to such term in Section 4.4(a).

    'TRANSFER AGENT' means such bank, trust company or other Person (including the Partnership, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Board of Supervisors to act as registrar and transfer agent for the Common Units or other Partnership Securities.

    'TRANSFER APPLICATION' means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

    'TRI-ANNUAL MEETING' means the meeting of Limited Partners to be held every third year commencing in 1997 to elect the Elected Supervisors as provided in
Section 13.4.

    'UNIT' means a Partnership Interest of a Partner or Assignee in the Partnership and shall include Common Units and General Partner Units but shall not include Incentive Distribution Rights.

    'UNITHOLDERS' means the holders of Common Units and General Partner Units.

    'UNREALIZED GAIN' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

    'UNREALIZED LOSS' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

    'UNRECOVERED CAPITAL' means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the Board of Supervisors determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

    'U.S. GAAP' means United States Generally Accepted Accounting Principles consistently applied.

    'WITHDRAWAL OPINION OF COUNSEL'  has the  meaning assigned  to such  term in
Section 11.1(b).

    'WORKING CAPITAL FACILITY' means the working capital facility of the Operating Partnership under the Amended and Restated Credit Agreement dated as of September 30, 1997, as amended to date or as it may be amended in the future, between the Operating Partnership and the lenders named therein or any working capital facility under any replacement credit agreement.

1.2 CONSTRUCTION.

    Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) 'include' or 'includes' means includes, without limitation, and 'including' means including, without limitation.

                                   ARTICLE II
                                  ORGANIZATION

2.1 FORMATION.

    The Initial General Partner and the Organizational Limited Partner previously formed the Partnership as a limited partnership upon the filing on December 18, 1995 of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby amend and restate the Original Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

    The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Board of Supervisors to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property, including an amendment to reflect the admission of the General Partner as a successor to the Initial General Partner. To the extent that such action is determined by the Board of Supervisors to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property, including in connection with the Recapitalization and the transactions contemplated thereby. Subject to the provisions of Section 3.4(a), the

Partnership shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

2.2 NAME.

    The name of the Partnership shall be 'Suburban Propane Partners, L.P.' The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Board of Supervisors, including, if consented to by the General Partner in its sole discretion, the name of the General Partner. The words 'Limited Partnership,' 'L.P.,' 'Ltd.' or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Supervisors in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES.

    Unless and until changed by the Board of Supervisors, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System. The principal office of the Partnership shall be located at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206 or such other place as the Board of Supervisors may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Board of Supervisors deems necessary or appropriate. The address of the General Partner shall be One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

2.4 PURPOSE AND BUSINESS.

    The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a limited partner in the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a limited partner in the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement and, in connection therewith, exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Supervisors and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The Board of Supervisors has no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

2.5 POWERS.

    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

2.6 POWER OF ATTORNEY.

    (a) Each Limited Partner and each Assignee hereby constitutes and appoints the Vice Chairman and President of the Partnership and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

        (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the Board of Supervisors or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Board of Supervisors or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Supervisors or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement;
    (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

        (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Board of Supervisors or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Board of Supervisors or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Vice Chairman and President of the Partnership and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the Board of Supervisors to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

    (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the Vice Chairman or President of the Partnership or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Vice Chairman or President of the Partnership or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the Vice Chairman or President of the Partnership or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Vice Chairman or President of the Partnership or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.7 TERM.

    The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on September 30, 2085, or until the earlier termination of the Partnership in accordance with the provisions of
Article XII.

2.8 TITLE TO PARTNERSHIP ASSETS.

    Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, or one or more nominees, as the Board of Supervisors may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more nominees shall be held by the General Partner or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Supervisors determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Board of Supervisors. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                   ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

3.1 LIMITATION OF LIABILITY.

    The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

3.2 MANAGEMENT OF BUSINESS.

    No Limited Partner or Assignee (other than the General Partner, or any of its Affiliates or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, employee or agent of a Group Member, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, member, partner, employee or agent of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

3.3 OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS.

    Subject to the provisions of Section 7.12, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

3.4 RIGHTS OF LIMITED PARTNERS.

    (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

        (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

        (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

        (iii) to have furnished to such Limited Partner, upon notification to the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

        (iv) to have furnished to such Limited Partner, upon notification to the Partnership, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

        (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

        (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

    (b) The Board of Supervisors may keep confidential from the Limited Partners and Assignees, for such period of time as the Board of Supervisors deems reasonable, (i) any information that the Board of Supervisors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Supervisors in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates, the primary purpose of which is to circumvent the obligations set forth in this
Section 3.4).

                                   ARTICLE IV
        CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
                       REDEMPTION OF PARTNERSHIP INTERESTS

4.1 CERTIFICATES.

    Upon the Partnership's issuance of Common Units or General Partner Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Common Units or General Partner Units being so issued. In addition, upon the request of any Person owning Incentive Distribution Rights, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights. Certificates shall be executed on behalf of the Partnership by the Vice Chairman, President or any Vice President and the Secretary or any Assistant Secretary of the Partnership. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Supervisors elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership.

4.2 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

    (a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

    (b) The appropriate Officers of the Partnership shall execute, and the Transfer Agent shall countersign and deliver (or, in the case of Common Units issued in global form, register in accordance with the rules and regulations of the Depositary), a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

        (i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

        (ii) requests the issuance of a new Certificate before the Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

        (iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the Board of Supervisors, the Partnership's officers, employees, agents and other representatives and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

        (iv)  satisfies  any  other  reasonable   requirements  imposed  by  the
    Partnership.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after such Person has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the lost, destroyed or stolen Certificate is registered before the Partnership, the Board of Supervisors or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the Board of Supervisors and the Transfer Agent for such transfer or for a new Certificate.

    (c) As a condition to the issuance of any new Certificate under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

4.3 RECORD HOLDERS.

    The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

4.4 TRANSFER GENERALLY.

    (a) The term 'transfer,' when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person or by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, in whole or in part.

    (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

    (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any securityholder of the General Partner of any or all of the issued and outstanding equity interests in the General Partner.

    (d) Nothing contained in this Agreement shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

4.5 REGISTRATION AND TRANSFER OF UNITS.

    (a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless such transfers are effected in the manner described in this Section 4.5. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers on behalf of the Partnership shall execute, and in the case of Common Units, the Transfer Agent shall countersign and deliver (or, in the case of Common Units issued in global form, register in accordance with the rules and regulations of the Depositary), in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

    (b) Except as otherwise provided in Section 4.10, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

    (c) Units may be  transferred  only in the manner  described in this Section
4.5. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

    (d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Common Unit shall be an Assignee in respect of such Common Unit. Limited Partners may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

    (e) A transferee of a Common Unit who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

4.6 TRANSFER OF A GENERAL PARTNER'S PARTNERSHIP INTEREST.

    Except for (a) any pledge by the  General  Partner  of the  General  Partner
Interest solely for the purpose of securing, directly or indirectly, indebtedness of the General Partner in connection with the acquisition loan incurred by the General Partner to purchase the General Partner Interest at the Closing, (b) any related foreclosure on and resulting sale thereafter of the General Partner Interest in connection with such pledge and (c) a transfer by the General Partner of all, but not less than all, of its General Partner Interest to (i) an Affiliate of the General Partner or (ii) another Person in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person, which in any such case, shall only be limited by the provisions of this Section 4.6, the transfer by the General Partner of all or any part of its General Partner Interest to a Person prior to September 30, 2006 shall be subject to the prior approval of holders of at least a majority of the Outstanding Common Units. Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and the Operating Partnership Agreement and to be bound by the provisions of this Agreement and the Operating Partnership Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of each other Group Member. In the case of a transfer pursuant to and in compliance with this
Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of its General Partner Interest, and the business of the Partner shall continue without dissolution.

4.7 TRANSFER OF INCENTIVE DISTRIBUTION RIGHTS.

    A holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without the consent of the Partnership or any Partner. The Board of Supervisors shall have the authority (but shall not be required) to adopt such reasonable restrictions on the transfer of Incentive Distribution Rights and requirements for registering the transfer of Incentive Distribution Rights as the Board of Supervisors, in its sole discretion, shall determine are necessary or appropriate (and to modify or repeal any such reasonable restrictions in like manner); provided that no such restrictions or requirements that adversely affect the holders of Incentive Distribution Rights in any material respect may be adopted without the approval of the holders of at least a majority of the Incentive Distribution Rights.

4.8 [DELETED.]

4.9 RESTRICTIONS ON TRANSFERS.

    (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

    (b) The Board of Supervisors may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the Operating Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Board of Supervisors may determine to be necessary or appropriate to impose such restrictions without the consent of any Partner; provided, however, that any amendment that the Board of Supervisors believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least a majority of the Outstanding Units of such class.

4.10 CITIZENSHIP CERTIFICATES; NON-CITIZEN ASSIGNEES.

    (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the Board of Supervisors, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the Board of Supervisors may request any Limited Partner or Assignee to furnish to the Board of Supervisors, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Board of Supervisors may request. If a Limited Partner or Assignee fails to furnish to the Board of Supervisors within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Board of Supervisors determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.11. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of such Non-citizen Assignee's Units.

    (b) The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter being voted upon.

    (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof as determined in the sole discretion of the Board of Supervisors, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

    (d) At any time after a Non-citizen Assignee can and does certify that it has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Board of Supervisors, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to
Section 4.11, and upon admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

4.11 REDEMPTION OF PARTNERSHIP INTERESTS OF NON-CITIZEN ASSIGNEES.

    (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the Board of Supervisors determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the Board of Supervisors that such Limited Partner or Assignee is an Eligible Citizen or has transferred its Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the Board of Supervisors prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

        (i) The Board of Supervisors shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at its last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

        (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Partnership Interests of the class to be so redeemed multiplied by the number of Partnership
    Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the Board of Supervisors, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

        (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

        (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Partnership Interests.

    (b) The provisions of this Section 4.11 shall also be applicable to Partnership Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

    (c) Nothing in this Section 4.11 shall prevent the recipient of a notice of redemption from transferring such Person's Partnership Interests before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Board of Supervisors shall withdraw the notice of redemption, provided the transferee of such Partnership Interests certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

                                    ARTICLE V
           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

5.1 ORGANIZATIONAL CONTRIBUTIONS.

    (a) In connection with the formation of the Partnership under the Delaware Act, the Initial General Partner made an initial Capital Contribution to the Partnership and was admitted as the general partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership and was admitted as a Limited Partner of the Partnership.

    (b) On the Initial Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for 18,750,000 Common Units and the Initial General Partner contributed its interests in the Operating Partnership to the Partnership in exchange for 9,976,250 Subordinated Units and the Incentive Distribution Rights. Immediately after these contributions, the interest of the Organizational Limited Partner was terminated and the Organizational Limited Partner ceased to be a Limited Partner. On the Initial Option Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for

2,812,500 Common Units, the proceeds of which were used to redeem 2,812,500 Subordinated Units from the General Partner.

5.2 REDEMPTION OF SUBORDINATED UNITS AND APUS.

    On  the  Closing  Date  and  pursuant  to  the  Recapitalization  Agreement, notwithstanding any other provision of this Agreement but subject to Section 17-607 of the Delaware Act, the Partnership is redeeming all 7,163,750 Outstanding Subordinated Units and all 220,000 Outstanding APUs from the Initial General Partner for $69 million in cash. Upon such redemption, the Outstanding Subordinated Units and APUs are being canceled.

5.3 ISSUANCE OF GENERAL PARTNER UNITS.

    (a) On the Closing Date, the Partnership will issue to the General Partner 224,625 General Partner Units to represent the 1.0% General Partner Interest held by the General Partner.

    (b) Upon the making of any Capital Contribution to the Partnership by any Person, the General Partner, in its sole discretion, may make an additional Capital Contribution only to the extent necessary such that after taking into account the additional Capital Contribution made by such Person and the General Partner pursuant to this Section 5.3 the General Partner will have a Capital Account equal to at least 1.0% of the sum of the Capital Accounts of all Partners.

5.4 INTEREST AND WITHDRAWAL.

    No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered by applicable law to be withdrawals or returns of Capital Contributions and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of 17-502(b) of the Delaware Act.

5.5 CAPITAL ACCOUNTS.

    (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the Board of Supervisors in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement (or the Original Agreement) and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement (or the Original Agreement) and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

    (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

        (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the Board of Supervisors based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership or any other Subsidiary that is classified as a partnership for federal income tax purposes.

        (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

        (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

        (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

        (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board of Supervisors may adopt.

        (vi)  If the  Partnership's  adjusted  basis  in a  depreciable  or cost recovery  property is reduced for federal  income tax  purposes  pursuant to
    Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
    6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

    (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

    (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property or the conversion of the General Partner's Combined Interest to Common Units pursuant to Section 11.3(b) or the conversion of Incentive Distribution Rights to Common Units pursuant to Section 5.8, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Board of Supervisors using such reasonable method of valuation as it may adopt; provided, however, that the Board of Supervisors, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The Board of Supervisors shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

        (ii)  In   accordance   with   Treasury   Regulation   Section   1.704-1
(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

5.6 ISSUANCES OF ADDITIONAL PARTNERSHIP SECURITIES.

    (a) Subject to Section 5.7, the Partnership may issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the Board of Supervisors in its sole discretion, all without the approval of any Limited Partners.

    (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the Board of Supervisors in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion and, if so, the terms and conditions of such conversion; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

    (c) The Board of Supervisors is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Partnership Securities pursuant to this Section 5.6 and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The Board of Supervisors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

5.7 LIMITATIONS ON ISSUANCE OF ADDITIONAL PARTNERSHIP SECURITIES

The issuance of Partnership Securities pursuant to Section 5.6 shall be subject to the following restrictions and limitations:

    (a) Prior to the record date for the quarter ending March 31, 2001, the Partnership shall not issue (i) an aggregate of more than 9,375,000 additional Parity Units or (ii) any other Partnership Securities having rights to distributions or in liquidation ranking on a parity with or prior or senior to the Common Units, in either case, without the prior approval of the holders of a majority of the Outstanding Common Units. In applying this limitation, there shall be excluded Common Units issued (A) in accordance with Sections 5.7(b) and 5.7(c) or (B) in the event of a combination or subdivision of Common Units.

    (b) The Partnership may also issue an unlimited number of Parity Units prior to the record date for the quarter ending March 31, 2001 and without the approval of the Unitholders if such issuance occurs (i) in connection with an

Acquisition or a Capital Improvement or (ii) within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, an Acquisition or a Capital Improvement, in each case where such Acquisition or Capital Improvement involves assets that, if acquired by the Partnership as of the date that is one year prior to the first day of the Quarter in which such Acquisition is to be consummated or such Capital Improvement is to be completed, would have resulted in an increase in:

        (i) the amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding Units) with respect to each of the four most recently completed Quarters (on a pro forma basis) over

        (ii) the actual amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding Units) (excluding Adjusted Operating Surplus attributable to the Acquisition or the Capital Improvement) with respect to each of such four Quarters.

     The amount in clause (i) shall be determined on a pro forma basis assuming that (A) all of the Parity Units to be issued in connection with or within 365 days of such Acquisition or Capital Improvement had been issued and outstanding,
(B) all indebtedness for borrowed money to be incurred or assumed in connection with such Acquisition or Capital Improvement (other than any such indebtedness that is to be repaid with the proceeds of such offering) had been incurred or assumed, in each case as of the commencement of such four-Quarter period, (C) the personnel expenses that would have been incurred by the Partnership in the operation of the acquired assets are the personnel expenses for employees to be retained by the Partnership in the operation of the acquired assets, and (D) the non-personnel costs and expenses are computed on the same basis as those incurred by the Partnership in the operation of the Partnership's business at similarly situated Partnership facilities.

    (c) The Partnership may also issue an unlimited number of Parity Units prior to the record date for the quarter ending March 31, 2001 without the approval of the Unitholders if the proceeds from such issuance are used exclusively to repay up to $75 million of indebtedness of a Group Member where the aggregate amount of distributions that would have been paid with respect to such newly issued Units, plus the related distributions on the general partner interest in the Partnership in respect of the four-Quarter period ending prior to the first day of the Quarter in which the issuance is to be consummated (assuming such additional Units had been Outstanding throughout such period and that distributions equal to the distributions that were actually paid on the Outstanding Units during the period were paid on such additional Units) did not exceed the interest costs actually incurred during such period on the indebtedness that is to be repaid (or, if such indebtedness was not outstanding throughout the entire period, would have been incurred had such indebtedness been outstanding for the entire period).

    (d) No fractional Units shall be issued by the Partnership.

5.8 CONVERSION OF INCENTIVE DISTRIBUTION RIGHTS.

    (a) At any time after the fifth anniversary of the Closing Date, upon 30 days prior written notice (the 'Conversion Notice'), the Board of Supervisors (with Special Approval) will have the option to cause all, but not less than all, of the Incentive Distribution Rights to be converted into that number of Common Units having a value equal to the fair market value of such Incentive Distribution Rights on the day immediately prior to the day specified for conversion in the Conversion Notice.

    (b) For purposes of this Section 5.8, the fair market value of the Incentive Distribution Rights shall be determined by agreement between the Board of Supervisors (with Special Approval) and the holders of at least a majority of the Incentive Distribution Rights or, failing agreement within 30 days after the Conversion Notice has been given by the Board of Supervisors, by an independent investment banking firm or other independent expert selected by the Board of Supervisors (with Special Approval) and the holders of at least a majority of the Incentive Distribution Rights, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the Conversion Notice has been given by the Board of Supervisors, then the Board of Supervisors (with Special Approval) shall designate an independent investment banking firm or other independent expert, the holders of at least a majority of the Incentive Distribution Rights shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Incentive Distribution Rights. The conversion of Incentive Distribution Rights into Common Units pursuant to this Section 5.8 shall occur on the 10th Business Day following the determination of their fair market value.

    (c) In making its determination of fair market value, the determining independent investment banking firm or other independent expert shall consider the then current price of Common Units on any National Securities Exchange on which the Common Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

    (d) For purposes of this Agreement, conversion of the Incentive Distribution Rights to Common Units will be characterized as if the holders of Incentive Distribution Rights contributed their Incentive Distribution Rights to the Partnership in exchange for the newly issued Common Units, and each such Common Unit shall have a Capital Account equal to the Capital Account of each other Common Unit.

    (e) In connection with any merger, consolidation or sale of all or substantially all of the assets of the Partnership or the Operating Partnership in which the Common Unitholders are entitled to receive cash, securities or other property in exchange for their Common Units, the holders of the Incentive Distribution Rights shall be entitled to receive in exchange for such rights that amount of cash, securities or other property that such holder would have been entitled to receive had the Incentive Distribution Rights been converted into Common Units immediately prior to the consummation of such transaction in accordance with the terms of this Section 5.8.

5.9 LIMITED PREEMPTIVE RIGHTS.

    Except as provided in this Section 5.9 and Section 5.3, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

5.10 SPLITS AND COMBINATIONS.

    (a) Subject to Sections 5.10(d), 6.6 and 6.10 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including the number of additional Parity Units or Partnership Securities having rights to distributions or in liquidation ranking on a parity with the Common Units that may be issued pursuant to Section 5.7 without a Unitholder vote) are proportionately adjusted retroactive to the beginning of the Partnership.

    (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the Board of Supervisors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The Board of Supervisors also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Supervisors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

    (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the Board of Supervisors may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

    (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.10(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

5.11 FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER INTERESTS.

    All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

5.12 LOANS FROM PARTNERS.

    Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

    (a) GENERAL. In maintaining the Capital Accounts that determine the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)), including Net Termination Gain and Net Termination Loss, shall be allocated among the Partners Pro Rata, except as otherwise provided below.

    (b) ALLOCATIONS TO HOLDERS OF INCENTIVE DISTRIBUTION RIGHTS. The gross income of the Partnership for each taxable period prior to the Liquidation Date shall be allocated to the extent of such gross income to the holders of the Incentive Distribution Rights, Pro Rata, until the amount so allocated equals the sum of (i) the amount of distributions made to such holders pursuant to
Section 6.4(d) for such period and (ii) any amounts distributed to such holders pursuant to Section 6.4(d) in prior periods in excess of gross income allocated to them pursuant to this Section 6.1(b) in prior periods.

    (c) LIMITATION ON LOSSES. Any deduction otherwise allocable to a Common Unitholder that would create or add to a deficit in his loss or Adjusted Capital Account shall instead be allocated to the General Partner Unitholders, Pro Rata. Thereafter, any income that would otherwise be allocable to such Common Unitholder shall be allocated to the General Partner Unitholders, Pro Rata, until the aggregate amount so allocated under this sentence equals the aggregate amount of losses and deductions previously allocated to the General Partner Unitholders under the preceding sentence.

    (d) NET TERMINATION GAIN. Any Net Termination Gain realized by the Partnership shall first be allocated to all Unitholders, Pro Rata, to the extent required to entitle the Common Unitholders to receive liquidating distributions equal to the Liquidation Target Amount, and any remaining Net Termination Gain shall be allocated 85.8673% to the Unitholders, Pro Rata, and 13.1327% to the holders of Incentive Distribution Rights, Pro Rata.

    (e) SPECIAL ALLOCATIONS. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

        (i) PARTNERSHIP MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(e)(vi) and 6.1(e)(vii)). This Section 6.1(e)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

        (ii) CHARGEBACK OF PARTNER NONRECOURSE DEBT MINIMUM GAIN. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(e)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e), other than Section 6.1(e)(i) and other than an allocation pursuant to Sections 6.1(e)(vi) and 6.1(e)(vii), with respect to such taxable period. This
    Section 6.1(e)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

        (iii) [DELETED.]

        (iv) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
    1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(e)(i) or (ii).

        (v) GROSS INCOME ALLOCATIONS. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(e)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(e)(v) were not in this Agreement.

        (vi) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the Board of Supervisors determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under
    Section 704(b) of the Code, the Board of Supervisors is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

        (vii) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such

    Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

        (viii)NONRECOURSE  LIABILITIES.  For  purposes  of  Treasury  Regulation
    Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners Pro Rata.

        (ix) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section
    1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

        (x) ALLOCATIONS UPON CONVERSION OF INCENTIVE DISTRIBUTION RIGHTS. If and when the Incentive Distribution Rights are converted into Common Units pursuant to Section 5.8 or 11.3, no gain, income or loss will be allocated to the holders thereof, and any difference between a holder's tax basis attributable to the Incentive Distribution Rights surrendered and the fair market value of the Common Units received upon conversion will be accounted for pursuant to the provisions of Section 6.2 in a manner that will make such Common Units tax-fungible with every other Common Unit; provided, however, if counsel to the Partnership advises the Board of Supervisors that there is not substantial authority to report taxable income and deductions in accordance with the foregoing, allocations shall be made in the manner selected by the Board of Supervisors for which counsel advises that there is at least substantial authority.

        (xi)  CURATIVE ALLOCATION.

           (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to
       (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(e)(xi)(A) shall only be made with respect to Required Allocations to the extent the
       General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(e)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board of Supervisors reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

           (B) The Board of Supervisors shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(e)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(e)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.


        (xii) CORRECTIVE  ALLOCATIONS.  In   the  event  of  any  allocation  of
    Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

               (A) In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.5(d) hereof), the Board of Supervisors shall allocate additional items of gross income and gain away from the Limited Partners holding Incentive Distribution Rights to the Unitholders, or additional items of deduction and loss away from the Unitholders to the Limited Partners holding Incentive Distribution Rights, Pro Rata, to the extent that the Additional Book Basis Derivative Items allocated to the Unitholders exceeds their Share of those Additional Book Basis Derivative Items. For this purpose, the Unitholders shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis
          Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under this Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(e)(xii)(A) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(e)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

               (B) In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as reasonably determined by the Board of Supervisors, that to the extent possible the aggregate Capital Accounts of the Limited Partners holding Incentive Distribution Rights will equal the amount which would have been the Capital Account balance of the Limited Partners holding Incentive Distribution Rights if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(d) hereof.

               (C) In making the allocations required under this Section 6.1(e)(xii), the Board of Supervisors, in its sole discretion, may apply whatever conventions or other methodology it deems reasonable to satisfy the purpose of this Section 6.1(e)(xii).

        (xiii)[DELETED.]

        (xiv) GENERAL ECONOMIC CORRECTIVE ALLOCATION. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), the General Partner may allocate items of income, gain, loss and deduction for any taxable year in such manner as it determines, in its reasonable discretion, is necessary so that, when made, distributions in liquidation of the Partnership in accordance with Section 12.4 shall correspond as closely as possible to the economic arrangement reflected in Section 6.1(d).

6.2 ALLOCATIONS FOR TAX PURPOSES.

    (a) GENERAL. Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of 'book' income, gain, loss or deduction is allocated pursuant to Section 6.1.

    (b) CONTRIBUTED PROPERTY. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

        (i)(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
    Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of 'book' gain or loss is allocated pursuant to Section 6.1.

        (ii)(A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of 'book' gain or loss is allocated pursuant to Section 6.1.

        (iii) The Board of Supervisors shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

    (c) DISCRETIONARY ALLOCATION AUTHORITY. For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Board of Supervisors shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Board of Supervisors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

    (d) DISCRETIONARY AMORTIZATION AUTHORITY. The Board of Supervisors in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) and Proposed Treasury Regulation Section 1.197-2(g)(3). If the Board of Supervisors determines that such reporting position cannot reasonably be taken, the Board of Supervisors may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Board of Supervisors chooses not to utilize such aggregate method, the Board of Supervisors may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

    (e) RECAPTURE INCOME. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

    (f) EFFECT OF SECTION 754 ELECTION. All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

    (g) ASSIGNOR/ASSIGNEE PRORATION. Each item of Partnership income, gain, loss and deduction attributable to transferred Units or Incentive Distribution Rights shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Board of Supervisors may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

    (h) NOMINEE. Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Supervisors in its sole discretion.

6.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS; DISTRIBUTIONS TO RECORD HOLDERS.

    (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on June 29, 1996, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the Board of Supervisors in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Initial Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be 'Capital Surplus.' All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

    (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, except as otherwise provided in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

    (c) The Board of Supervisors shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

    (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

6.4 DISTRIBUTIONS OF AVAILABLE CASH FROM OPERATING SURPLUS.

    Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall be distributed as follows, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:

     (a) First, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

     (b) Second, with respect to any quarter through the quarter ending March 31, 2001, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then outstanding an amount equal to the Cumulative Common Unit Arrearages existing with respect to such quarter;

     (c) Third, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Target Distribution over the Minimum Quarterly Distribution; and

     (d) Thereafter, 86.8673% to the Unitholders, Pro Rata, and 13.1327% to the holders of the Incentive Distribution Rights, Pro Rata;

provided, however, if the Minimum Quarterly Distribution and the Target Distribution have been reduced to zero pursuant to the second sentence of
Section 6.6, the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made in accordance with Section 6.4(d).

6.5 DISTRIBUTIONS OF AVAILABLE CASH FROM CAPITAL SURPLUS.

    Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3 shall be distributed, unless the provisions of Section
6.3 require otherwise, to the Unitholders, Pro Rata, until a hypothetical holder of a Common Unit acquired on the Initial Closing Date has received with respect to such Common Unit, during the period since the Initial Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Available Cash that is deemed to be Operating Surplus shall then be distributed 100% to all Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

6.6 ADJUSTMENT OF MINIMUM QUARTERLY DISTRIBUTION AND TARGET DISTRIBUTION.

    (a) The Minimum Quarterly Distribution and Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.10. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the Minimum Quarterly Distribution and Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution and Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.

    (b) The Minimum Quarterly Distribution and Target Distribution shall also be subject to adjustment pursuant to Section 6.10.

6.7 LIQUIDITY ARRANGEMENT.

    (a) The Partnership will cause the Operating Partnership to maintain borrowing availability under the Working Capital Facility in an amount equal to the Committed Amount from the Closing Date through the distribution date for the Quarter ending March 31, 2001 (the 'Liquidity Arrangement').

    (b) If the amount of Available Cash from Operating Surplus (including distributions from the Management Cash Reserve but excluding borrowings under the Working Capital Facility) with respect to any quarter through the Quarter ending March 31, 2001 is less than the aggregate Minimum Quarterly Distribution on all Common Units and General Partner Units Outstanding on the Record Date with respect to such Quarter (such deficit hereinafter referred to as the 'Distribution Shortfall') and either (i) Adjusted Operating Surplus for the preceding four-quarter period (including such Quarter) is less than the sum of the aggregate Minimum Quarterly Distribution on all Common Units and General Partner Units and the general partner interest in the Operating Partnership for such four-quarter period or (ii)(A) Adjusted Operating Surplus for the preceding four-quarter period (including such Quarter) is equal to or greater than the sum of the aggregate Minimum Quarterly Distribution on all Common Units and General Partner Units and the general partner interest in the Operating Partnership for such four-quarter period and (B) the amount unborrowed under the Working Capital Facility (excluding the Liquidity Arrangement) is less than the amount of the Distribution Shortfall, then the Partnership will cause the Operating Partnership to borrow under the Liquidity Arrangement, to the extent borrowings are otherwise permitted under the Working Capital Facility, an amount equal to the lesser of (i) the Distribution Shortfall and (ii) the Committed Amount. Any such borrowing shall be deemed to be Available Cash and will be distributed to Unitholders in accordance with Section 6.4. For purposes of this Section 6.7 only, any determination of Adjusted Operating Surplus shall disregard all net changes in operating balance sheet accounts during the applicable four-quarter period, including net changes in borrowings under the Working Capital Facility, other than such borrowings that are distributed to Unitholders. Nothing contained in this Section 6.7 shall in any way limit the ability of the Board of Supervisors to borrow funds under the Working Capital Facility to increase Available Cash from Operating Surplus.

6.8 [DELETED.]

6.9 SPECIAL PROVISIONS RELATING TO THE HOLDERS OF INCENTIVE DISTRIBUTION RIGHTS.

    (a) Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, (ii) be entitled to any distributions other than as provided in Sections 6.4(d) and 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI; provided, however, that immediately upon the conversion of Incentive Distribution Rights into Common Units pursuant to Section 5.8, the holders of Incentive Distribution Rights shall possess all of the rights and obligations of a Limited Partner holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Incentive Distribution Rights shall remain subject to the provisions of Sections 6.1(e)(x) and 6.9(b).

    (b) A holder of Incentive Distribution Rights that have converted into Common Units pursuant to Section 5.8 shall not be issued a Common Unit Certificate, and shall not be permitted to transfer its converted Incentive Distribution Rights to a Person which is not an Affiliate of the holder, until such time as the Board of Supervisors determines, based on advice of counsel, that converted Incentive Distribution Rights should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.9(b), the Board of Supervisors may take whatever reasonable steps are required to provide economic uniformity to the converted Incentive Distribution Rights in preparation for a transfer of such converted Incentive Distribution Rights, including the application of Section 6.1(e)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the class of Limited Partners holding Common Units represented by Common Unit Certificates.

6.10 ENTITY-LEVEL TAXATION.

    If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership or the Operating Partnership to entity-level taxation for federal income tax purposes, the Minimum Quarterly Distribution and Target Distribution shall be equal to the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership for the taxable year of the Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership or the Operating Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership or the Operating Partnership had been subject to such state and local taxes during such preceding taxable year.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

7.1 MANAGEMENT.

    (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be vested exclusively in the Board of Supervisors and, subject to the direction of the Board of Supervisors and in accordance with the provisions of Section 7.10, the Officers. Neither the General Partner (except as otherwise expressly provided in this Agreement) nor any Limited Partner or Assignee shall have any management power or control over the business and affairs of the Partnership. Thus, except as otherwise expressly provided in this Agreement, the business and affairs of the Partnership shall be managed by or under the direction of the Board of Supervisors, and the day-to-day activities of the Partnership shall be conducted on the Partnership's behalf by the Officers, who shall be agents of the Partnership. In order to enable the Board of Supervisors to manage the business and affairs of the Partnership, the General Partner, except as otherwise expressly provided in this Agreement, hereby irrevocably delegates to the Board of Supervisors all management powers over the business and affairs of the Partnership that it may now or hereafter possess under applicable law. The General Partner further agrees to take any and all action necessary and appropriate, in the sole discretion of the Board of Supervisors, to effect any duly authorized actions by the Board of Supervisors or any Officer, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve the effective delegation of power described in this Section 7.1(a). Each of the Partners and Assignees and each Person who may acquire an interest in a Partnership Interest hereby approves, consents to, ratifies and confirms such delegation. The delegation by the General Partner to the Board of Supervisors of management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause the Board of Supervisors or any member thereof to be a general partner of the Partnership or to have or be subject to the liabilities of a general partner of the Partnership. Except as otherwise specifically provided in Sections 7.14, 7.15, 7.16 and 7.17, the authority, functions, duties and responsibilities of the Board of Supervisors and of the Officers shall be identical to the authority, functions, duties and responsibilities of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law.

    (b) Consistent  with  the  management   powers  delegated  to the  Board  of
Supervisors pursuant to the provisions of this Agreement, the Board of Supervisors shall have the powers now or hereafter granted a general partner of a limited partnership under the Delaware Act or any other applicable law and, except as otherwise expressly provided in this Agreement, shall have full power and authority to do all things and on such terms as it may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

        (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

        (ii)  the making of tax, regulatory and other  filings,  or rendering of
    periodic  or  other  reports  to   governmental  or  other  agencies  having
    jurisdiction over the business or assets of the Partnership;

        (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person;

        (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of a Group Member, the lending of funds to other Persons (including the Operating Partnership), the repayment of obligations of a Group Member and the making of capital contributions to a Group Member;

        (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

        (vi)  the distribution of Partnership cash;

        (vii) the selection and dismissal of employees (including employees who are Officers) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

        (viii)the  maintenance   of   such  insurance  for  the  benefit  of the
    Partnership Group and the Partners as it deems necessary or appropriate;

        (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time);

        (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

        (xi)  the   indemnification  of  any  Person  against   liabilities  and
    contingencies to the extent permitted by law;

        (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.9);

        (xiii)the  purchase,  sale or other acquisition or disposition of Units;
    and

        (xiv) the undertaking of any action in connection with the Partnership's participation in the Operating Partnership as the limited partner.

    (c) Notwithstanding any other provision of this Agreement and the Operating Partnership Agreement, and to the fullest extent permitted by applicable law, each of the Partners and Assignees and each other Person who may acquire an interest in a Partnership Interest hereby (i) approves, consents to, ratifies and confirms the General Partner's delegation of management powers to the Board of Supervisors pursuant to paragraph (a) of this Section 7.1; (ii) approves, consents to, ratifies and confirms the execution, delivery and performance by the parties thereto of the Operating Partnership Agreement, the Recapitalization Agreement, the Purchase Agreement and the other agreements described in or filed as a part of the Proxy Statement; (iii) agrees that the Partnership (through any duly authorized Officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Proxy Statement without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in a Partnership Interest; and (iv) agrees that the execution, delivery or performance by the General Partner, the Board of Supervisors or any member thereof, any duly authorized Officer of the Partnership, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by any such Person of any duty that any of such Persons may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

7.2 THE BOARD OF SUPERVISORS; ELECTION AND APPOINTMENT; TERM; MANNER OF ACTING.

    (a) The Board of Supervisors shall consist of five individuals, two of whom shall be Appointed Supervisors and three of whom shall be Elected Supervisors. The Board of Supervisors upon Closing shall consist of the following individuals, each of whom shall hold office until the next Tri-Annual Meeting and until his successor is duly elected or appointed, as the case may be, and qualified, or until his earlier death, resignation or removal: Appointed
Supervisors:  Mark A. Alexander and Michael J. Dunn, Jr.;  Elected  Supervisors:
John Hoyt Stookey, Harold R. Logan, Jr. and Dudley C. Mecum. At each Tri-Annual Meeting, the members of the Board of Supervisors shall be appointed or elected, as the case may be, as follows:

        (i) The Appointed Supervisors shall be appointed by the General Partner on the date of the Tri-Annual Meeting; and

        (ii) The Elected Supervisors shall be elected at the Tri-Annual Meeting by a plurality of the votes of the Outstanding Common Units present in person or represented by proxy at the Tri-Annual Meeting with each Outstanding Common Unit having one vote.

    (b) Each member of the Board of Supervisors appointed or elected, as the case may be, at a Tri-Annual Meeting shall hold office until the next Tri-Annual Meeting and until his successor is duly elected or appointed, as the case may be, and qualified, or until his earlier death, resignation or removal.

    (c) Each member of the Board of Supervisors shall have one vote. The vote of the majority of the members of the Board of Supervisors present at a meeting at which a quorum is present shall be the act of the Board of Supervisors. A majority of the number of members of the Board of Supervisors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Supervisors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Supervisors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

7.3 NOMINATIONS OF ELECTED SUPERVISORS.

    The Board of Supervisors shall be entitled to nominate individuals to stand for election as Elected Supervisors at a Tri-Annual Meeting. In addition, any Limited Partner or Group of Limited Partners that beneficially owns 10% or more of the Outstanding Common Units shall be entitled to nominate one or more individuals to stand for election as Elected Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by the Partnership by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the tenth day following the date on which the date of the Tri-Annual Meeting was announced. Such notice shall set forth (i) the name and address of the Limited Partner or Limited Partners making the nomination or nominations,
(ii) the number of Units beneficially owned by such Limited Partner or Limited Partners, (iii) such information regarding the nominee(s) proposed by the Limited Partner or Limited Partners as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the Commission had the nominee(s) been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected and (v) a certification that such nominee(s) qualify as Elected Supervisors.

7.4 REMOVAL OF MEMBERS OF THE BOARD OF SUPERVISORS.

    Members of the Board of Supervisors may only be removed as follows:

    (a) Any Appointed Supervisor may be removed by the General Partner at any time, with or without Cause, only by the General Partner.

    (b) Any and all of the Elected Supervisors may be removed at any time, with Cause, only by the affirmative vote of a majority of the Elected Supervisors and, with or without Cause, at a properly called meeting of the Limited Partners only by the affirmative vote of the holders of a majority of the Outstanding Common Units.

7.5 RESIGNATIONS OF MEMBERS OF THE BOARD OF SUPERVISORS.

    Any member of the Board of Supervisors may resign at any time by giving written notice to the Board of Supervisors. Such resignation shall take effect at the time specified therein.

7.6 VACANCIES ON THE BOARD OF SUPERVISORS.

    Vacancies on the Board of Supervisors may be filled only as follows:

    (a) If any Appointed Supervisor is removed, resigns or is otherwise unable to serve as a member of the Board of Supervisors, the General Partner shall, in its sole discretion, appoint an individual to fill the vacancy.

    (b) If any Elected Supervisor is removed, resigns or is unable to serve as a member of the Board of Supervisors, the vacancy shall be filled by a majority of the Elected Supervisors then serving or, if no Elected Supervisors are then serving, by a majority of the members of the Board of Supervisors then serving.

    (c) A supervisor appointed or elected pursuant to this Section 7.6 to fill a vacancy shall be appointed or elected, as the case may be, for the unexpired term of his predecessor in office.

7.7 MEETINGS; COMMITTEES; CHAIRMAN.

    (a) Regular meetings of the Board of Supervisors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Supervisors. Notice of such regular meetings shall not be required. Special meetings of the Board of Supervisors may be called by the Chairman of the Board of Supervisors or the Vice Chairman of the Board of Supervisors and shall be called by the Secretary upon the written request of two members of the Board of Supervisors, on at least 48 hours prior written notice to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Supervisors at a meeting (including pursuant to the penultimate sentence of this Section 7.7(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Supervisors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Supervisors. Members of the Board of Supervisors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of Supervisors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

    (b) The Board of Supervisors shall appoint the Audit Committee to consist solely of two or more of the Elected Supervisors then in office. The Audit Committee shall perform the functions delegated to it pursuant to the terms of this Agreement and such other matters as may be delegated to it from time to time by resolution of the Board of Supervisors. The Board of Supervisors, by a majority of the whole Board of Supervisors, may appoint one or more additional committees of the Board of Supervisors to consist of one or more members of the Board of Supervisors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Supervisors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Partnership as may be provided in a resolution of the Board of Supervisors. Any committee designated pursuant to this Section 7.7(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Supervisors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Supervisors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Subject to the first sentence of this Section 7.7(b), the Board of Supervisors may designate one or more members of the Board of Supervisors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this
Section 7.7(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Supervisors to act at the meeting in the place of the absent or disqualified member.

    (c) The Board of Supervisors may elect one of its members as Chairman of the Board of Supervisors. The Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Board of Supervisors. In the absence of the Chairman of the Board of Supervisors, the Vice Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Board of Supervisors. In the absence of the Chairman of the Board of Supervisors and the Vice Chairman of the Board of Supervisors, the President, if present, acting and a member of the Board of Supervisors, or any other member of the Board of Supervisors chosen by the Board of Supervisors shall preside.

7.8 OFFICERS.

    (a) GENERALLY. The Board of Supervisors, as set forth below, shall appoint agents of the Partnership, referred to as 'Officers' of the Partnership as described in this Section 7.8. Unless provided otherwise by resolution of the Board of Supervisors, the Officers shall have the titles, power, authority and duties described below in this Section 7.8.

    (b) TITLES AND NUMBER. The Officers shall be the Chairman of the Board of Supervisors (unless the Board of Supervisors provides otherwise), the Vice Chairman of the Board of Supervisors (unless the Board of Supervisors provides otherwise), the President, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to Section 7.8(j). There shall be appointed from time to time, in accordance with this Section 7.8, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Supervisors may desire. Any person may hold two or more offices.

    (c) APPOINTMENT AND TERM OF OFFICE. The Officers shall be appointed by the Board of Supervisors at such time and for such terms as the Board of Supervisors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Supervisors. Vacancies in any office may be filled only by the Board of Supervisors.

    (d) CHAIRMAN OF THE BOARD OF SUPERVISORS. The Board of Supervisors may elect one of its members as the Chairman of the Board of Supervisors. Unless the Board of Supervisors provides otherwise, the Chairman of the Board of Supervisors shall be an Officer and shall have the powers, duties and authority assigned by the Board of Supervisors.

    (e) VICE CHAIRMAN. The Board of Supervisors may elect one of its members as Vice Chairman of the Board of Supervisors. Unless the Board of Supervisors provides otherwise, the Vice Chairman of the Board of Supervisors shall be an Officer and shall have the powers, duties and authority of the chief executive officer of the Partnership and, as such, shall be responsible for the general and active management and direction of the Partnership and shall see that all orders and resolutions of the Board of Supervisors are carried into effect.

    (f) PRESIDENT. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Supervisors, the President, subject to the direction of the Board of Supervisors, shall have the powers, duties and authority of the chief operating officer of the Partnership and, as such, shall be responsible for the management and direction of the day-to-day business and affairs of the Partnership, its other Officers, employees and agents, shall supervise generally the affairs of the Partnership and shall have full authority to execute all documents and take all actions that the Partnership may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Supervisors, including any duties and powers stated in any employment agreement approved by the Board of Supervisors.

    (g) VICE PRESIDENTS. In the absence of the President, each Vice President appointed by the Board of Supervisors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Partnership. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Supervisors or the President.

    (h) SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Supervisors and Partners, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Supervisors or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

    (i) TREASURER AND ASSISTANT TREASURERS. The Treasurer shall keep or cause to be kept the books of account of the Partnership and shall render statements of the financial affairs of the Partnership in such form and as often as required by this Agreement, the Board of Supervisors or the President. The Treasurer, subject to the order of the Board of Supervisors, shall have the custody of all funds and securities of the Partnership. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Supervisors or the President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Partnership. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Vice President and Chief Financial Officer, or such other Officer as the Board of Supervisors shall select, shall have the powers and duties conferred upon the Treasurer.

    (j) OTHER OFFICERS AND AGENTs. The Board of Supervisors may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Partnership, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Supervisors.

    (k) POWERS OF ATTORNEY. The Board of Supervisors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

    (l) OFFICERS' DELEGATION OF AUTHORITY. Unless otherwise provided by resolution of the Board of Supervisors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Partnership.

7.9 COMPENSATION.

    The Officers shall receive such compensation for their services as may be designated by the Board of Supervisors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Supervisors who are not employees of the Partnership or its Affiliates shall receive such compensation for their services as members of the Board of Supervisors or members of a committee of the Board of Supervisors as the Board of Supervisors shall determine. In addition, the members of the Board of Supervisors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

7.10 RESTRICTIONS ON GENERAL PARTNER'S AND BOARD OF SUPERVISORS' AUTHORITY.

    (a) Except as provided in Articles XII and XIV, neither the General Partner nor the Board of Supervisors may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership, without the approval of the holders of at least a majority of the Outstanding Common Units; provided, however that this provision shall not preclude or limit the Board of Supervisors' ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of the holders of at least a majority of the Outstanding Common Units, neither the
General Partner nor the Board of Supervisors shall, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 7.16(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Operating Partnership or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Operating Partnership.

    (b) The Board of Supervisors may not cause the Partnership to incur any Indebtedness that is recourse to the General Partner or any of its Affiliates without the approval of the General Partner, which approval may be given or withheld in the General Partner's sole discretion.

7.11 REIMBURSEMENT OF THE GENERAL PARTNER; EMPLOYEE BENEFIT PLANS.

    (a) Except as provided in this Section 7.11 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

    (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the Board of Supervisors may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Partnership or for the General Partner or the Board of Supervisors in the discharge of its duties to the Partnership), and
(ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). Reimbursements pursuant to this Section 7.11 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.14.

    (c) Subject to Section 5.7, the Board of Supervisors, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Units), or issue Partnership Securities pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the Partnership, the General Partner or any of their Affiliates, in each case for the benefit of the members of the Board of Supervisors, employees of the Partnership or the Operating Partnership, employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Units or other Partnership Securities that the General Partner or any of its Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or any of its Affiliates of Units or other Partnership Securities purchased by the General Partner or any of its Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.11(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the Board of Supervisors as permitted by this Section 7.11(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6.

7.12 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER.

    (a) After the Initial Closing Date, the General Partner, for so long as it is the general partner of the Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership, the Operating Partnership, and any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership), and (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by this Agreement or the Operating Partnership Agreement or described in or contemplated by the Initial Registration Statement or the Proxy Statement and (B) the acquisition, ownership or disposition of Partnership Interests or partnership interests in the Operating Partnership or any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner; provided that notwithstanding the foregoing, employees of the General Partner may perform limited services for other Affiliates of the General Partner in addition to the Partnership and the Operating Partnership (it being understood that full time employees of the General Partner shall devote substantially all their employment services to the Partnership and the Operating Partnership).

    (b) Except as described in Section 7.12(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, whether in the businesses engaged in by the Partnership or the Operating Partnership or anticipated to be engaged in by the Partnership, the Operating Partnership or otherwise, including, without limitation, in the case of any Affiliates of the General Partner, business interests and activities in direct competition with the business and activities of the Partnership or the Operating Partnership, and none of the same shall constitute a breach of this Agreement or any duty to the Partnership, the Operating Partnership or any Partner or Assignee. Neither the Partnership, the Operating Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Operating Partnership, any Limited Partner or any other Person. The General Partner and any Affiliates of the General Partner may acquire Units or other Partnership Securities, and, except as otherwise provided in this Agreement, shall be entitled to exercise  all rights of an  Assignee,  Limited  Partner or holder of another Partnership Security, as applicable, relating to such Units or Partnership Securities, as the case may be.

    (c) Subject to the terms of Sections 7.12(a) and (b) but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any of the Indemnitees (other than the General Partner) in accordance with Section 7.12(b) is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duties or any other obligation of any type whatsoever of the General Partner for the General Partner to permit its Affiliates to engage, or for any such Affiliate to engage, in business interests and activities in preference to or to the exclusion of the Partnership.

    (d) The term 'Affiliates' when used in this Section 7.12 with respect to the General Partner shall not include any Group Member.

7.13 LOANS  FROM   THE  GENERAL  PARTNER;  CONTRACTS  WITH  AFFILIATES;  CERTAIN
RESTRICTIONS ON THE GENERAL PARTNER.

    (a) The General Partner or any Affiliate of the General Partner may lend to any Group Member, and any Group Member may borrow from the General Partner and any Affiliate of the General Partner, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable on the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.13(a) and Section 7.13(b), the term 'Group Member' shall include any Affiliate of the Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

    (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established by the Board of Supervisors; provided, however, that the Partnership may not charge a Group Member interest at a rate greater than the rate that would be charged to such Group Member (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Board of Supervisors and shall not create any right or benefit in favor of any Group Member or any other Person.

    (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.13(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.11 shall apply to the rendering of services described in this Section 7.13(c).

    (d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

    (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.13(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.1, and 5.3, the Contribution and Conveyance Agreement and any other transactions described in or contemplated by the Initial Registration Statement or the Proxy Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Units, the Audit Committee, in determining whether the appropriate number of Units are being issued, shall take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and
such  other  factors  as  the  Audit   Committee   deems   relevant   under  the
circumstances.

    (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

    (g) Without limitation of Sections 7.13(a) through 7.13(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Initial Registration Statement or the Proxy Statement are hereby approved by all Partners.

7.14 INDEMNIFICATION.

    (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, that no indemnification pursuant to this Section 7.14 shall be available to the Initial General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement, the Conveyance and Contribution Agreement, the Purchase Agreement or the Recapitalization Agreement or otherwise in connection with the Recapitalization (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.14 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

    (b) To the fullest extent permitted by law, expenses (including legal fees, expenses and other disbursements) incurred by an Indemnitee who is indemnified pursuant to Section 7.14(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined by a final, non-appealable order of a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.14.

    (c) The indemnification provided by this Section 7.14 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Common Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

    (d) The Partnership may purchase and maintain (or reimburse the members of the Board of Supervisors, the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and the members of the Board of Supervisors and such other Persons as the Board of Supervisors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

    (e) For purposes of this Section 7.14, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute 'fines' within the meaning of Section 7.14(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

    (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

    (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.14 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

    (h) The provisions of this Section 7.14 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

    (i) No amendment, modification or repeal of this Section 7.14 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.15 LIABILITY OF INDEMNITEES.

    (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if such Indemnitee acted in good faith pursuant to authority granted in this Agreement.

    (b) To the maximum extent permitted by law, the General Partner and its Affiliates shall not be responsible for any act or omission by the Board of Supervisors, any member of the Board of Supervisors, or any Officers of the Partnership.

    (c) To the maximum extent permitted by law, the members of the Board of Supervisors and the Officers of the Partnership shall not be responsible for any act or omission by the General Partner and its Affiliates.

    (d) Subject to its obligations and duties set forth in Section 7.1(a), the Board of Supervisors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Officers or other agents of the Partnership, and, to the maximum extent permitted by law, the Board of Supervisors shall not be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Supervisors in good faith.

    (e) It will not constitute a breach of fiduciary or other duty for an Officer or member of the Board of Supervisors to engage attorneys, accountants, engineers and other advisors on behalf of the Partnership, its Board of Supervisors, or any committee thereof, even though such persons may also be retained from time to time by the General Partner or any of its Affiliates, and such persons may be engaged with respect to any matter in which the interests of the Partnership and the General Partner or any of its Affiliates may differ, or may be engaged by both the Partnership and the General Partner or any of its Affiliates with respect to a matter, as long as such Officer or member of the Board of Supervisors reasonably believes that any conflict between the Partnership and the General Partner or any of its Affiliates with respect to such matter is not material.

    (f) Any amendment, modification or repeal of this Section 7.15 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners, of the General Partner, its directors, officers and employees and any other Indemnitees under this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.16 RESOLUTION OF CONFLICTS OF INTEREST.

    (a) Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, or any Officer or member of the Board of Supervisors, on the one hand, and the Partnership, the Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Board of Supervisors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates or such Officer or member of the Board of Supervisors regarding any proposed transaction were disclosed to the Audit Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The Board of Supervisors may also adopt a resolution or course of action that has not received Special Approval. The Board of Supervisors (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is fair and reasonable to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Board of Supervisors (including the Audit Committee) determines in its discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Board of Supervisors (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Board of Supervisors, the resolution, action or terms so made, taken or provided by the Board of Supervisors with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

    (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Board of Supervisors is permitted or required to make a decision (i) in its 'sole discretion' or 'discretion' that it deems 'necessary or appropriate' or 'necessary or advisable' or under a grant of similar authority or latitude, except as otherwise provided herein, the Board of Supervisors shall make such decision in its sole discretion (regardless of whether there is a reference to 'sole discretion' or 'discretion') unless another express standard is provided for, or (ii) in 'good faith' or under another express standard, the Board of Supervisors shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the Board of Supervisors consistent with the standards of 'reasonable discretion' set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the Board of Supervisors to the Partnership or the Limited Partners. The Board of Supervisors shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group. No borrowing by any Group Member or the approval thereof by the Board of Supervisors shall be deemed to constitute a breach of any duty of the Board of Supervisors to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to be made to the holders of the Incentive Distribution Rights.

    (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be 'fair and reasonable' to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

    (d) The Limited Partners hereby authorize the Board of Supervisors on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner or the board of supervisors of such Group Member similar to those actions permitted to be taken by the Board of Supervisors pursuant to this
Section 7.16.

7.17 OTHER MATTERS CONCERNING THE GENERAL PARTNER AND THE BOARD OF SUPERVISORS.

    (a) The General Partner and the Board of Supervisors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

    (b) The General Partner and the Board of Supervisors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by either of them, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or the Board of Supervisors reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

    (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized Officers of the Partnership.

    (d) The Board of Supervisors shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized Officers of the Partnership or a duly appointed attorney or attorneys-in-fact.

    (e) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the maximum extent permitted by law, as required to permit the General Partner and the Board of Supervisors to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner or the Board of Supervisors to be in, or not inconsistent with, the best interests of the Partnership.

    (f) The General Partner or other holder of Partnership Securities that have voting rights, when voting its interest in the Partnership on any matter shall not be acting in a fiduciary capacity and therefore shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Limited Partner.

7.18 PURCHASE OR SALE OF UNITS.

    The Partnership may purchase or otherwise acquire Units. As long as Units are held by any Group Member, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Articles IV and X.

7.19 REGISTRATION RIGHTS OF THE GENERAL PARTNER AND ITS AFFILIATES.

    (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.19, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Units or other Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Units (the 'Holder') to dispose of the number of Units or other securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Units or other Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Units or other securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.19(a); and provided, further, however, that if the Audit Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Units in such states. Except as set forth in Section 7.19(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

    (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.19(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some of the Holder's securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 7.19(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

    (c) If underwriters are engaged in connection with any registration referred to in this Section 7.19, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 7.14, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, 'Indemnified Persons') against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements), resulting from, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.19(c) as a 'claim' and in the plural as 'claims') based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

    (d) The provisions of Section 7.19(a) and 7.19(b) shall continue to be applicable with respect to the General Partner (and any of its Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Units or other securities of the Partnership with respect to which it has requested during such two-year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period. The provisions of Section 7.19(c) shall continue in effect thereafter.

    (e) Any request to register Partnership  Securities pursuant to this Section
7.19 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

7.20 RELIANCE BY THIRD PARTIES.

    Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Board of Supervisors and any Officer of the Partnership authorized by the Board of Supervisors to act on behalf of and in the name of the Partnership (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Board of Supervisors or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the maximum extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Supervisors or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) in connection with any such dealing. In no event shall any Person dealing with the Board of Supervisors or its representatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with
Section 7.1(a)) be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Supervisors or its representatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)). Each and every certificate, document or other instrument executed on behalf of the Partnership by the Board of Supervisors or its representatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1 RECORDS AND ACCOUNTING.

    The Partnership shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

8.2 FISCAL YEAR.

    The fiscal year of the Partnership shall be a 52-53 week fiscal year concluding on the Saturday nearest to September 30.

8.3 REPORTS.

    (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the Board of Supervisors shall cause to be mailed or furnished to each Record Holder of a Unit as of a date selected by the Board of Supervisors in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partners equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Supervisors.

    (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each year, the Board of Supervisors shall cause to be mailed or furnished to each Record Holder of a Unit, as of a date selected by the Board of Supervisors in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the Board of Supervisors determines to be necessary or appropriate.

                                   ARTICLE IX
                                   TAX MATTERS

9.1 TAX RETURNS AND INFORMATION.

    The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

9.2 TAX ELECTIONS.

    (a) The Partnership has made the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke such election upon the Board of Supervisors' determination that such revocation is in the best interests of the Limited Partners. For the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Supervisors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

    (b) The Partnership has elected to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

    (c) Except as otherwise provided herein, the Board of Supervisors shall determine whether the Partnership should make any other elections permitted by the Code.

9.3 TAX CONTROVERSIES.

    Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4 WITHHOLDING.

    Notwithstanding any other provision of this Agreement, the Board of Supervisors is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and the Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                    ARTICLE X
                              ADMISSION OF PARTNERS

10.1 ADMISSION OF INITIAL LIMITED PARTNERS.

    Upon the issuance by the Partnership of Subordinated Units and Incentive Distribution Rights to the Initial General Partner as described in Section 5.1, the Initial General Partner was admitted to the Partnership as a Limited Partner. Upon the issuance by the Partnership of Initial Common Units to the Initial Underwriters as described in Section 5.1 in connection with the Initial Offering and the execution by each Initial Underwriter of a Transfer Application, the Initial Underwriters were admitted to the Partnership as Initial Limited Partners.

10.2 ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

    By transfer of a Unit representing a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit representing a Limited Partner Interest (including any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the Board of Supervisors consents thereto, which consent may be given or withheld in the Board of Supervisors' discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

10.3 ADMISSION OF SUCCESSOR GENERAL PARTNER.

    On the date hereof and simultaneously with the Closing, the General Partner is being admitted to the Partnership as the successor to the Initial General Partner. A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership and the Operating Partnership without dissolution. The admission of a successor General Partner shall not be deemed to have affected in any manner the irrevocable delegation of all management powers over the business and affairs of the Partnership to the Board of Supervisors pursuant to Section 7.1(a).

10.4 ADMISSION OF ADDITIONAL LIMITED PARTNERS.

    (a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Board of Supervisors (i) evidence of acceptance in form satisfactory to the Board of Supervisors of all of the terms and conditions of this Agreement, including the granting of the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Board of Supervisors to effect such Person's admission as an Additional Limited Partner.

    (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the Board of Supervisors, which consent may be given or withheld in the Board of Supervisors' discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Board of Supervisors to such admission.

10.5 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

    To effect the admission to the Partnership of any Partner, the Board of Supervisors shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the Vice Chairman and President may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI
                        WITHDRAWAL OR REMOVAL OF PARTNERS

11.1 WITHDRAWAL OF THE GENERAL PARTNER.

    (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an 'Event of Withdrawal');

        (i) the General Partner voluntarily withdraws from the Partnership (of which event the General Partner shall give written notice to the other Partners) (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 11.1(a)(i) if the General Partner voluntarily withdraws as general partner of the Operating Partnership);

        (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

        (iii) the General Partner is removed pursuant to Section 11.2;

        (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

        (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner;

        (vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation or formation; or

        (vii) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event  of  Withdrawal  specified  in  Section  11.1(a)(iv),  (v),  (vi) or
(vii)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this
Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

    (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Initial Closing Date and ending at 12:00 midnight, Eastern Standard Time, on September 30, 2006, the General Partner voluntarily withdraws; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units and the General Partner delivers to the Partnership an Opinion of Counsel ('Withdrawal Opinion of Counsel') that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of a limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after 12:00 midnight, Eastern Standard Time, on September 30, 2006, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to
Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Common Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of at least a majority of the Outstanding Common Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the other Group Members. If prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited

Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with
Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

11.2 REMOVAL OF THE GENERAL PARTNER.

    The General Partner may be removed if such removal is approved by the holders of at least a majority of the Outstanding Common Units. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the holders of at least a majority of the Outstanding Common Units. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become the successor general partner of the other Group Members. The right of the holders of Outstanding Common Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

11.3 INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER; DELEGATION OF AUTHORITY TO THE BOARD OF SUPERVISORS BY SUCCESSOR GENERAL PARTNER.

    (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Common Units under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its General Partner Interest and its partnership interest as the general partner in the other Group Members and the Incentive Distribution Rights (collectively, the 'Combined Interest') in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the holders of Common Units under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest of the Departing Partner for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.11, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.

    For purposes of this Section 11.3(a), the fair market value of the Departing Partner's Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert shall consider the then current price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

    (b) If the  Combined  Interest is not  purchased  in the manner set forth in
Section 11.3(a), the Departing Partner will have the right to convert the Combined Interest into Common Units or to receive cash in exchange for such Combined Interest. The Departing Partner's Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner's Combined Interest to Common Units will be characterized as if the General Partner contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

    (c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in an amount equal to the fair market value of the General Partner Units on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled.

    (d) Any successor General Partner will be deemed to have delegated irrevocably to the Board of Supervisors all management powers over the business and affairs of the Partnership to the same extent that the General Partner delegated such management power to the Board of Supervisors pursuant to Section
7.1 of this Agreement.

11.4 [DELETED.]

11.5 WITHDRAWAL OF LIMITED PARTNERS.

    No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Common Units or Incentive Distribution Rights becomes a Record Holder of the Common Units or Incentive Distribution Rights so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Common Units or Incentive Distribution Rights so transferred.

                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

12.1 DISSOLUTION.

    The  Partnership  shall not be  dissolved by the  admission  of  Substituted
Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 10.3, 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

    (a) the expiration of its term as provided in Section 2.7;

    (b) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.l(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

    (c) an election to dissolve the Partnership by the General Partner that is approved by the holders of at least a majority of the Outstanding Common Units;

    (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

    (e) the sale of all or substantially all of the assets and properties of the Partnership Group.

12.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION.

    Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in
Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or
(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of at least a majority of the Outstanding Common Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of at least a majority of the Outstanding Common Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only those activities necessary to wind up its affairs. If such an election is so made, then:

        (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

        (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3(b); and

        (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the Vice Chairman and President pursuant to Section 2.6; provided, that the right of the holders of at least a majority of the Outstanding Common Units to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

12.3 LIQUIDATOR.

    Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to
Section 12.2, the Board of Supervisors shall select one or more Persons to act as Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Supervisors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.10(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

12.4 LIQUIDATION.

    The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

    (a) DISPOSITION OF ASSETS. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. Under certain circumstances and subject to certain limitations, the Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time or distribute assets to the Partners in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

    (b) DISCHARGE OF LIABILITIES. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under
Article VI. With respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

    (c) LIQUIDATION DISTRIBUTIONS. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation,
Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

12.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.

    Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

12.6 RETURN OF CAPITAL CONTRIBUTIONS.

    The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

12.7 WAIVER OF PARTITION.

    To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

12.8 CAPITAL ACCOUNT RESTORATION.

    No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII
            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1 AMENDMENT TO BE ADOPTED SOLELY BY THE BOARD OF SUPERVISORS.

    Each Limited Partner agrees that the Board of Supervisors, without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and may authorize any Officer (pursuant to the powers of attorney granted in Section 2.6) to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

    (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

    (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

    (c) a change that, in the discretion of the Board of Supervisors, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that neither the Partnership nor the Operating Partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

    (d) a change that, in the discretion of the Board of Supervisors, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the Board of Supervisors determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the Partnership pursuant to Section 5.10, or (iv) is required to effect the intent expressed in the Initial Registration Statement or the Proxy Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

    (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the Board of Supervisors, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the Board of Supervisors shall so determine, a change in the definition of 'Quarter' and the dates on which distributions are to be made by the Partnership;

    (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the members of the Board of Supervisors or the Officers, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or 'plan asset' regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

    (g) subject to the terms of Section 5.7, an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 or the conversion of Incentive Distribution Rights into Common Units pursuant to Section 5.8 or Section 11.3;

    (h) any amendment expressly permitted in this Agreement to be made by the Board of Supervisors acting alone;

    (i) an   amendment  effected,  necessitated  or  contemplated  by  a  Merger
Agreement approved in accordance with Section 14.3;

    (j) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity other than the Operating Partnership, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

    (k) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to effect or continue the irrevocable delegation by the General Partner to the Board of Supervisors of all management powers over the business and affairs of the Partnership; or

    (l) any other amendments substantially similar to the foregoing.

13.2 AMENDMENT PROCEDURES.

    Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Board of Supervisors. A proposed amendment shall be effective upon its approval by the holders of at least a majority of the Outstanding Common Units, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Supervisors shall seek the written approval of the requisite percentage of Outstanding Common Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The Board of Supervisors shall notify all Record Holders upon final adoption of any such proposed amendments.

13.3 AMENDMENT REQUIREMENTS.

    (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provisions of this Agreement that establishes a percentage of Outstanding Common Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Common Units whose aggregate Outstanding Common Units constitute not less than the voting requirement sought to be reduced.

    (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without its consent, which may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or (c), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(c), give any Person the right to dissolve the Partnership.

    (c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the Board of Supervisor's authority to adopt amendments to this Agreement as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Partnership Interests of the class affected.

    (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 7.10(a) or 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Common Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner or any limited partner of the other Group Members under applicable law.

    (e) This Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Common Units.

13.4 TRI-ANNUAL AND SPECIAL MEETINGS.

    All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII and, in the case of Tri-Annual Meetings, in the manner provided in Sections 7.2(a)(ii) and 7.3 and this Article
XIII. Tri-Annual Meetings to elect the Elected Supervisors and to transact such other business as may be properly brought before the Tri-Annual Meeting shall be held in the second calendar quarter of every third year at such time and place as the Board of Supervisors may specify in the notice of the meeting, which shall be delivered to each Limited Partner at least 10 and not more than 60 days prior to such meeting. The first Tri-Annual Meeting was held in 1997. Special meetings of the Limited Partners may be called by the Board of Supervisors or by Limited Partners owning 20% or more of the Outstanding Common Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the Board of Supervisors one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Supervisors shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Supervisors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. The Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Limited Partners. In the absence of the Chairman of the Board of Supervisors, the Vice Chairman of the Board of Supervisors, as chosen by the Board of Supervisors, shall preside, and in their absence, the President shall preside. Limited Partners shall not vote on matters that would cause the

Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

13.5 NOTICE OF A MEETING.

    Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

13.6 RECORD DATE.

    For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the Board of Supervisors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Board of Supervisors to give such approval.

13.7 ADJOURNMENT.

    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

13.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES.

    The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

13.9 QUORUM.

    The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage (excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partner and its Affiliates). At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

13.10 CONDUCT OF A MEETING.

    The Chairman of the Board of Supervisors, or in his absence, the Vice Chairman or, in his absence, the President, or in his absence, any Vice
President, shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The presiding Officer shall designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Board of Supervisors. The Board of Supervisors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited
Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

13.11 ACTION WITHOUT A MEETING.

    If authorized by the Board of Supervisors, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regular guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Board of Supervisors may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Board of Supervisors. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Board of Supervisors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Board of Supervisors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Board of Supervisors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

13.12 VOTING AND OTHER RIGHTS.

    (a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of 'Outstanding') shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

    (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of
Section 4.3.

                                   ARTICLE XIV
                                     MERGER
14.1 AUTHORITY.

    The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership, limited partnership, limited liability company or limited liability partnership formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ('Merger Agreement') in accordance with this Article XIV.

14.2 PROCEDURE FOR MERGER OR CONSOLIDATION.

    Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the Board of Supervisors. If the Board of Supervisors shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Board of Supervisors shall approve the Merger Agreement, which shall set forth:

    (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

    (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the 'Surviving Business Entity');

    (c) The terms and conditions of the proposed merger or consolidation;

    (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

    (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or agreement of limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

    (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be filed no later than the time of the filing of the certificate of merger and stated therein); and

    (g) Such   other   provisions  with   respect  to  the  proposed  merger  or
consolidation   as  are  deemed   necessary  or  appropriate  by  the  Board  of
Supervisors.

14.3 APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION.

    (a) The Board of Supervisors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

    (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the Outstanding Common Units unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Common Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

    (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

14.4 CERTIFICATE OF MERGER.

    Upon the required approval by the Board of Supervisors and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

14.5 EFFECT OF MERGER.

    (a) At the effective time of the certificate of merger:

        (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

        (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

        (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

        (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

    (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV
                             RIGHT TO ACQUIRE UNITS


15.1 RIGHT TO ACQUIRE UNITS.

    (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Units of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Unit purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) 'Current Market Price' as of any date of any class of Units listed or admitted to on any National Securities Exchange means the average of the daily closing Prices (as hereinafter defined) per Unit of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) 'Closing Price' for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which the Units of such class are listed or admitted to trading or, if the Units of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Supervisors, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Supervisors; and (iii) 'Trading Day' means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

    (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Units pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the 'Notice of Election to Purchase') and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Certificates representing such Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including all rights as owner of such Units pursuant to Articles IV, V, VI and XII).

    (c) At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.


                                   ARTICLE XVI
                               GENERAL PROVISIONS


16.1 ADDRESSES AND NOTICES.

    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Board of Supervisors, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The Board of Supervisors may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

16.2 FURTHER ACTION.

    The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

16.3 BINDING EFFECT.

    This Agreement shall be binding upon and inure to the benefit of the parties
hereto  and  their   heirs,   executors,   administrators,   successors,   legal
representatives and permitted assigns.

16.4 INTEGRATION.

    This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

16.5 CREDITORS.

    None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

16.6 WAIVER.

    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

16.7 COUNTERPARTS.

    This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

16.8 APPLICABLE LAW.

    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

16.9 INVALIDITY OF PROVISIONS.

    If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16.10 CONSENT OF PARTNERS.

    Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                GENERAL PARTNER:

                                SUBURBAN ENERGY SERVICES GROUP LLC

                                   BY:
                                      -------------------------------------
                                      NAME:
                                      TITLE:

                                LIMITED PARTNERS

                                All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Board of Supervisors.

                                By: Mark A. Alexander, President of Suburban Propane Partners, LP., as attorney-in-fact for all Limited Partners pursuant to the Power of Attorney granted pursuant to Section 2.6



                                -------------------------------------------
                                Mark A. Alexander
                                Attorney-in-Fact

                       EXHIBIT A TO THE SECOND AMENDED AND
                  RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                         SUBURBAN PROPANE PARTNERS, L.P.

                       CERTIFICATE EVIDENCING COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS
                         SUBURBAN PROPANE PARTNERS, L.P.

No.     Common Units

  In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., as amended, supplemented or restated from time to time (the 'PARTNERSHIP AGREEMENT'), SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (the 'PARTNERSHIP'), hereby
certifies that              (the 'HOLDER') is the registered owner of
Common Units representing limited partner interests in the Partnership (the 'COMMON UNITS') transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

    The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

    This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated: ...................................      SUBURBAN PROPANE PARTNERS, L.P.
Countersigned and Registered by:
  First Chicago Trust Company of                By: ............................
  New York, as Transfer Agent and                          PRESIDENT
  Registrar

By: ......................................      By: ............................
           AUTHORIZED SIGNATURE                            SECRETARY

[Reverse of Certificate]



                                ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM --     as tenants in common           UNIF GIFT MIN ACT --
TEN ENT --     as tenants by the entireties   ............ Custodian ...........
JT TEN --      as joint tenants with right    (CUST)                     (MINOR)
               of survivorship and not as     under Uniform Gifts to Minors
               tenants in common              Act...............................
                                                             STATE



  Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       IN
                         SUBURBAN PROPANE PARTNERS, L.P.

         IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE TO TAX
                SHELTER STATUS OF SUBURBAN PROPANE PARTNERS, L.P.

    You have acquired an interest in Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206, whose taxpayer identification number is 22-3410353. The Internal Revenue Service has issued Suburban Propane Partners, L.P. the following tax shelter registration
number:                           .

    YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN SUBURBAN PROPANE PARTNERS, L.P.

    You must report the registration number as well as the name and taxpayer identification number of SUBURBAN PROPANE PARTNERS, L.P on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN SUBURBAN PROPANE PARTNERS, L.P.

    If you transfer your interest in Suburban Propane Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Suburban Propane Partners, LP. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

    ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

    FOR VALUE RECEIVED,                                          hereby assigns,
conveys, sells and transfers unto

 .....................................   ........................................
(Please print or typewrite name         (Please insert Social Security or other
  and address of Assignee)                identifying number of Assignee)

               Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint  ............ .................... as its attorney-in-fact with full power of substitution to transfer the same on the books of Suburban Propane Partners, L.P.

Date:  .....................     NOTE: The  signature to  any endorsement hereon
                                       must correspond with the name as  written
                                       upon  the  face  of  this  Certificate in
                                       every  particular,   without  alteration,
                                       enlargement or change.

    SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY.


                                       .........................................
                                                     (Signature)

                                       .........................................
                                                     (Signature)

                                               SIGNATURE(S) GUARANTEED

    No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

                    APPLICATION FOR TRANSFER OF COMMON UNITS

    The undersigned ('Assignee') hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

    The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (the 'Partnership'), as amended, supplemented or restated to the date hereof (the 'Partnership Agreement'), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints, the Vice Chairman and the President of the Partnership and, if a Liquidator shall be appointed, the
Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto, and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:  ............................

 ..................................          ...................................
      SOCIAL SECURITY OR OTHER                      SIGNATURE OF ASSIGNEE
   IDENTIFYING NUMBER OF ASSIGNEE


 ..................................          ...................................
      PURCHASE PRICE INCLUDING                  NAME AND ADDRESS OF ASSIGNEE
        COMMISSIONS, IF ANY

Type of Entity (check one):

[ ] Individual         [ ] Partnership                        [ ] Corporation
[ ] Trust              [ ] Other (specify) ..............

Nationality (check one):

[ ] U.S. Citizen, Resident or Domestic Entity
[ ] Foreign Corporation                        [ ] Non-resident Alien

    If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

    Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the 'Code'), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A. Individual Interestholder

  1. I am not a non-resident alien for purposes of U.S. income taxation.
  2. My U.S. taxpayer identification number (Social Security Number) is        .
  3. My home address is                                                        .

B. Partnership, Corporation or Other Interestholder

  1. ..................................................... is not a foreign
                       NAME OF INTERESTHOLDER
     corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

  2. The interestholder's U.S. employer identification number is               .

  3. The  interestholder's  office   address  and  place  of  incorporation  (if
     applicable) is
                                                                               .

     The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

     The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

    Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of


                     .....................................
                            NAME OF INTERESTHOLDER

                     .....................................
                              SIGNATURE AND DATE

                     .....................................
                            TITLE (IF APPLICABLE)

    Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.